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                                                                    EXHIBIT 10.1

                              THIRD AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                  THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of July 28, 1999, is entered into by and among National Golf Properties, Inc., a Maryland corporation (the "REIT"), as the General Partner and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

                  WHEREAS, the Partnership was formed on August 18, 1993 and an original Agreement of Limited Partnership was entered into between the REIT, as General Partner, and the Limited Partners;

                  WHEREAS, in connection with the REIT's assignment and contribution to the Partnership of certain golf course properties acquired from Golf Enterprises, Inc., the REIT, as General Partner, entered into the Amendment of Agreement of Limited Partnership dated as of July 25, 1996.

                  WHEREAS, in order to clarify certain provisions of the original Agreement of Limited Partnership, as amended, the REIT, as General Partner, entered into the Second Amendment of Agreement of Limited Partnership, dated as of July 29, 1996;

                  WHEREAS, in connection with certain capital contributions by Belair Capital Fund LLC, a Massachusetts limited liability company, to the Partnership in exchange for 8% Series A Cumulative Redeemable Preferred Units of limited partnership interest in the Partnership the REIT, as General Partner, entered into the Second Amended and Restated Agreement of Limited Partnership, dated as of April 20, 1998;

                  WHEREAS, in order to clarify certain provisions of the Second Amended and Restated Agreement of Limited Partnership, the REIT, as General Partner, entered into the Amendment of Second Amended and Restated Agreement of Limited Partnership, dated as of July 9, 1998 and the Amendment of Second
Amended and  Restated  Agreement of Limited  Partnership,  dated as of March 29,
1999;

                  WHEREAS, on the date hereof, Belair Real Estate Corporation and Belcrest Realty Corporation, each a Delaware corporation (the "Series B Contributors") are making a Capital Contribution of $35,000,000 in cash to the Partnership in exchange for an aggregate of 1,400,000 9.30% Series B Cumulative Redeemable Preferred Units of limited partnership interest in the Partnership with the rights, preferences, exchange and other rights, voting powers and restriction, limitations as to distributions, qualifications and terms and conditions as set forth herein;

                  WHEREAS, the REIT, as General Partner, desires to amend and restate the Partnership Agreement to reflect (i) the issuance of 1,400,000 Series B Cumulative Redeemable Preferred Units and (ii) certain other matters described herein;

                  WHEREAS, the Series B Contributors desire to make the capital contribution referenced above and to continue to be bound by all terms, conditions and other provisions of the Partnership Agreement; and

                  WHEREAS, the REIT, as General Partner, has obtained the written consent of Limited Partners representing at least the minimum number of Partnership Interests (as defined in the Partnership Agreement) required to amend the Partnership Agreement pursuant to Section 7.3 and Article 14 of the Partnership Agreement.

                  NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE 1.

                                    DEFINED TERMS


                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "Additional Funds" shall have the meaning set forth in Section 4.5.A.

                  "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

                  "Adjusted Capital Account" means, with respect to any Partner, the balance in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i) add to such balance any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

                  (ii)  subtract  from  such  balance  the  items  described  in
Regulations  Section   1.704-1(b)(2)(ii)(d)(4),   (5)  and  (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant fiscal

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year. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Adjustment Date" shall have the meaning set forth in Section 4.5.F. hereof.

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person, and when used in Section 11.3, such Person's Immediate Family.

                  "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

                  "Agreement" means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

                  "Appraisal" means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

                  "Available Cash" means, with respect to any period for which such calculation is being made, (i) the sum, without duplication, of:

         (a) the Partnership's Net Income or Net Loss (as the case may be) for such period,

         (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

         (c) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

         (d) the excess of the net proceeds from the sale, exchange, disposition or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition or refinancing during such period (excluding Terminating Capital Transactions), and

         (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

         (ii)     less the sum, without duplication, of:

         (a) all principal debt payments made during such period by the Partnership,

         (b) capital expenditures made by the Partnership during such period,

         (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (ii)(a) or
(b),

         (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

         (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period, and

         (f) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion.

                  Notwithstanding  the  foregoing,   Available  Cash  shall  not
include  any  cash  received  or   reductions   in  reserves,   or  include  any
disbursements made or reserves established, after commencement of the dissolution, liquidation and winding up of the Partnership.

                "Board of Directors" means the Board of Directors of the General Partner.

                  "Business Day" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in Los Angeles, California, or New York, New York are authorized or required by law, regulation or executive order to close.

                  "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (a) To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to
Section 6.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

                  (b) From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the
Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

                  "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

                  "Cash Amount" is defined in Section 8.6.C.

                  "Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

                  "Charter" means the Articles of Incorporation of the General Partner filed in the State of Maryland on August 31, 1995, as amended, restated or supplemented from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Common Limited Partner" means any Person holding Common Units and named as a Common Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Common Limited Partner in the Partnership.

               "Common Unit" means a Partnership Unit representing a Partnership Interest that is without preference as to distributions and allocations or rights upon voluntary or involuntary liquidation, dissolution or winding-up.

                  "Consent" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14 hereof.

                  "Consent of the Limited Partners" means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

                  "Constructive Ownership" means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code, as such provisions may be modified from time to time. The terms "Constructive," "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                  "Contributed Properties" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable Regulations, deemed contributed by the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

                  "Contribution Agreements" means the Contribution Agreement, dated as of the date of this Agreement, by and among the Series B Contributors and the Partnership and the REIT and with respect to the Series B Preferred Units, together with the Contribution Agreement dated as of March 4, 1998 and the Contribution Agreement dated as of April 20, 1998, each with respect to the Series A Preferred Units.

               "Contributors" means the Persons identified as a "contributor" or "contributors" in the Contribution Agreements.

                  "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

                  "Deemed Partnership Interest Value" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class or series multiplied by the applicable Partner's Percentage Interest of such class or series.

                  "Deemed Value of the Partnership Interests" means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units of the General Partner in such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.5.D) issued and outstanding as of the close of business on such date multiplied by the Value of a share of capital stock of the General Partner which corresponds to such class or series of Partnership Interests on such date; (ii) divided by the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided that, if no outstanding shares of capital stock of the General Partner correspond to a class or series of Partnership Interests, the Deemed Value of Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.

                  "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                  "DGP" means David G. Price, an individual.

                  "Effective Date" means the date of closing of the sale of REIT Shares pursuant to that certain Underwriting Agreement among the General Partner, the Partnership and Morgan Stanley & Co., Incorporated et al., upon which the Certificate was filed.

                "Election Notice" is defined in Section 4.5.E.

                "Excess Units" has the meaning set forth in Section 16.7.A(iii).

                "Exchange" has the meaning set forth in Section 8.6.

                "Funding Debt" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

                  "Funding Notice" has the meaning set forth in Section 4.5.B.

                  "General Partner" means the REIT or its successors as general partner of the Partnership.

                  "General Partner Interest" means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

                  "General Partner Loan" is defined in Section 4.5.C.

                  "General Partner Payment" shall have the meaning set forth in
Section 15.11.

                  "General Partner Properties" means the properties identified on Exhibit A attached hereto, and any rents, proceeds or assets resulting from the ownership and operation of such properties, so long as such properties are owned by the General Partner.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided that, if the contributing Partner is the General Partner, then, except with respect to the General Partner's initial Capital Contribution or capital contributions of cash, REIT Shares or other shares of capital stock of the General Partner, the determination of the fair market value of the contributed asset shall be determined by (i) the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership, or (ii) by Appraisal.

                  (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that for this purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner, as of the following times:

                  (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                  (iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided that, if the distributee is the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

                  (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

                  (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

              "Holder" means either the Partner or Assignee owning a Partnership Unit.

               "Immediate Family" means, with respect to any Person, such Person's estate and heirs and current and former spouse(s), parents, parents-in-law, children, children-in-law, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's current or former spouse, parents, parents-in-law, children-in-law, children, siblings or grandchildren.

                "Incapacity"  or   "Incapacitated"   means,   (i)  as  to  any
individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the

Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause
(g) is not vacated within 90 days after the expiration of any such stay.

                  "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director of the General Partner or officer of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

                  "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

                  "Junior Stock" means any class or series of capital stock of the General Partner ranking junior as to the payment of distributions or rights upon voluntary or involuntary liquidation, winding up or dissolution of the General Partner to the REIT Series A Preferred Shares and the REIT Series B Preferred Shares.

                  "Junior Units" means any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions or rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership to the Series A Preferred Units and the Series B Preferred Units.

                 "Limited Partner" means any Common Limited Partner or Preferred Limited Partner.

                  "Limited Partnership Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

                 "Liquidating Events" has the meaning set forth in Section 13.1.

                  "Liquidator" has the meaning set forth in Section 13.2.A.

                   "Majority in Interest of the Limited Partners" means those Limited Partners (other than (i) any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner and (ii) any Preferred Limited Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than (i) any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner and (ii) any Preferred Limited Partner).

                  "Net Income" or "Net Loss" means for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

                  (b) Any  expenditures  of the  Partnership  described  in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

                  (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to
Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

Solely for purposes of allocating Net Income or Net Loss in any Partnership Year to the holders of the Series A Preferred Units and the Series B Preferred Units pursuant to Sections 6.2.B.1(b) and (d), and Section 6.2.B.2(b), items of Net Income and Net Loss, as the case may be, shall not include Depreciation with respect to properties that are "ceiling limited" in respect of Preferred Limited Partners. For purposes of the preceding sentence, Partnership property shall be considered ceiling limited in respect of a Preferred Limited Partner if Depreciation attributable to such Partnership property which would otherwise be allocable to such Partner, without regard to this paragraph, exceeded depreciation determined for federal income tax purposes attributable to such Partnership property which would otherwise be allocable to such Partner by more than 5%.

                   "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

                "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

                  "Notice   of   Exchange"   means  the   Notice   of   Exchange
substantially in the form of Exhibit B to this Agreement.

                  "Notice of Put" means the Notice of Put substantially in the form of Exhibit B to this Agreement.

                  "Original Limited Partner" means the Limited Partners of the Partnership listed on Schedule A hereto, as of August 18, 1993.

                  "Original Limited Partnership Unit" means a Partnership Unit held by an Original Limited Partner on August 18, 1993.

                  "Parity Preferred Stock" means any class or series of Preferred Shares now or hereafter authorized, issued or outstanding expressly designated by the General Partner to rank on a parity with REIT Series A
Preferred Shares and REIT Series B Preferred Shares with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the General Partner in accordance with the Series A Articles Supplementary and Series B Articles Supplementary.

                  "Parity Preferred Unit" means any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series A Preferred Units and Series B Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding up and dissolution of the Partnership.

                  "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

                  "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner

Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

             "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

                  "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "Partnership" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

                  "Partnership Interest" means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests as provided in Section
4.5. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series. The Partnership Interests represented by the Common Units, Series A Preferred Units and the Series B Preferred Units are the only Partnership Interests and are separate classes of Partnership Interest for all purposes of this Agreement.

                  "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

                  "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash with respect to Partnership Interests that are not entitled to any preference in distribution pursuant to Section 5.1 hereof which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

                  "Partnership Unit" means, with respect to any class or series of Partnership Interest, a fractional, undivided share of such class or series of Partnership Interest issued pursuant to Sections 4.1 and 4.5. The ownership of Partnership Units may be evidenced by a certificate for units substantially in the form of Exhibit C hereto or as the General Partner may determine with respect to any class or series of Partnership Units issued from time to time under Sections 4.1 and 4.5.

                  "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

                  "Percentage Interest" means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interest, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.5.D.

                  "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

                  "Preemptive Contribution" is defined in Section 4.5.E.

                  "Preferred Distribution Shortfall" shall have the meaning given to such term in Section 5.1.

                  "Preferred Limited Partner" means any Person holding a Preferred Unit, and named as a Preferred Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner or Additional Limited Partner, in such Person's capacity as a Preferred Limited Partner in the Partnership.

                  "Preferred Share" means a share of the General Partner's preferred stock, par value $.01 per share, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

                  "Preferred Unit" means a Series A Preferred Unit, a Series B Preferred Unit and any other Partnership Unit representing a Limited Partnership Interest, with such rights, priorities and preferences as shall be designated by the General Partner pursuant to Section 4.5.D other than Common Units.

                  "Price Family Ownership" means the actual and "constructive" (as determined for purposes of real estate investment trust income requirements) ownership of interests in the Partnership and American Golf Corporation (a significant tenant of the Partnership) by DGP, Dallas P. Price and by their Immediate Family, which ownership would cause the rent received by the Partnership, if the Partnership were a REIT, to fail to satisfy the income requirements of Section 856 of the Code.

               "Primary Offering Notice" shall have the meaning set forth in
Section 8.6.G.

              "Priority Return" means with respect to (i) the Series A Preferred Units, the Series A Priority Return and (ii) the Series B Preferred Units, the Series B Priority Return.

             "Pro Rata Contribution" has the meaning set forth in Section 4.5.E.

                  "Properties"   means  such  interests  in  real  property  and
personal property, including without limitation, fee interests, interests in ground leases, interests in joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time.

                  "PTP" has the meaning set forth in Section 16.6 hereof.

                  "Public Offering Funding" is defined in Section 8.6.D.

                  "Public Offering Funding Amount" is defined in Section 8.6.D.

                  "Put" has the meaning set forth in Section 8.6 hereof.

                  "Put Amount" means the lesser of (i) the Cash Amount or (ii) the Public Offering Funding Amount.

                  "Qualified REIT Subsidiary" means any Subsidiary of the General Partner that is a "qualified REIT subsidiary" within the meaning of
Section 856(i) of the Code.

                  "Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

                  "Registrable Shares" has the meaning set forth in Section 8.6.

                  "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Regulatory Allocations" has the meaning set forth in Section 6.3.A(viii).

                  "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                  "REIT Requirements" has the meaning set forth in Section 5.1.

                  "REIT Series A Preferred Share" means a share of 8% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $50 per share, of the General Partner.

                  "REIT Series B Preferred Share" means a share of 9.30% Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, liquidation preference $25 per share, of the General Partner.

                  "REIT Share" shall mean a share of common stock of the General Partner.

                  "REIT  Shares  Amount"  means,  as of any date,  an  aggregate number of REIT Shares equal to the number of Tendered Units, as adjusted pursuant to Section 7.5 (as a result of the General Partner owning assets held other than on behalf of the Partnership) and, as appropriate, for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "Series A Limited Partner" means any Person holding Series A Preferred Units and named as a Series A Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner, in such Person's capacity as a Series A Limited Partner in the Partnership.

                  "Series A Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series A Preferred Units then held by the Holder (including the General Partner to the extent it holds such units), multiplied by (ii) the sum of $50 and any Preferred Distribution Shortfall per Series A Preferred Unit.

                  "Series A Preferred Unit Distribution Payment Date" has the meaning set forth in Section 16.2.A.

                  "Series A Preferred Unit Partnership Record Date" has the meaning set forth in Section 16.2.A.

                  "Series A Preferred Units" means the Partnership's 8% Series A Cumulative Redeemable Limited Partnership Units, with the rights, priorities and preferences set forth herein.

                  "Series A Priority Return" shall mean, an amount equal to 8% per annum, determined on the basis of a 360 day year of twelve 30 day months, and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distributions payable will be based on the ratio of the actual number of days elapsed in such period to ninety (90) days cumulative to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 16.2 hereof, on the stated value of $50 per Series A Preferred Unit, commencing on the date of the issuance of such Series A Preferred Unit.

                  "Series B Limited Partner" means any Person holding Series B Preferred Units and named as a Series B Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substitute Limited Partner, in such Person's capacity as a Series B Limited Partner in the Partnership.

                  "Series B Preferred Capital" means a Capital Account balance equal to the product of (i) the number of Series B Preferred Units then held by the Holder (including the General Partner to the extent it holds such units), multiplied by (ii) the sum of $25 and any Preferred Distribution Shortfall per Series B Preferred Unit.

                  "Series B Preferred Unit Distribution Payment Date" has the meaning set forth in Section 17.2.A.

                  "Series B Preferred Unit Partnership Record Date" has the meaning set forth in Section 17.2.A.

                  "Series B Preferred Units" means the Partnership's 9.30% Series B Cumulative Redeemable Limited Partnership Units, with the rights, priorities and preferences set forth in Article 17 herein.

                  "Series B Priority Return" shall mean, an amount equal to 9.30% per annum, determined on the basis of a 360 day year of twelve 30-day months, and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distributions payable will be based on the ratio of the actual number of days elapsed in such period to ninety
(90) days cumulative to the extent not distributed for any given distribution period pursuant to Sections 5.1 and 17.2 hereof, on the stated value of $25 per Series B Preferred Unit, commencing on the date of issuance of such Series B Preferred Unit.

                  "Single Funding Notice" has the meaning set forth in Section 8.6.C.

                  "Specified Exchange Date" means the day of receipt by the General Partner of a Notice of Exchange.

                  "Specified Put Date" means the tenth Business Day after receipt by the General Partner of a Notice of Put; provided that in the event that the General Partner elects a Public Offering Funding pursuant to Section 8.6.C, such Specified Put Date shall be deemed deferred until the next Business Day following the date of the closing of the Public Offering Funding, provided that the General Partner has complied in all respects with its obligations with respect to the Public Offering Funding.

                  "Stock Incentive Plan" means, collectively, the 1993 Stock Option and Incentive Plan for Key Employees of National Golf Properties, Inc., National Golf Operating Partnership, L.P. and American Golf Corporation; the 1995 Independent Director Equity Participation Plan of National Golf Properties, Inc.; the 1997 Equity Participation Plan of National Golf Properties, Inc., National Golf Operating Partnership, L.P. and American Golf Corporation; and any similar or successor plans.

                  "Subsequent Put" shall have the meaning set forth in Section 8.6.G.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

                  "Tenant" means any tenant from which the General Partner derives rent either directly or indirectly through partnerships, including the Partnership.

                  "Tendered Units" has the meaning set forth in Section 8.6.A.

                  "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "Tier 3 Nonrecourse Liability" means a Debt or a portion of a Debt that (i) represents a Nonrecourse Liability of the Partnership and (ii) is not allocated to any Holder under paragraphs (a)(1) and/or (a)(2) of Treasury Regulations Section 1.752-3. The term "Tier 3 Nonrecourse Liabilities" shall have a correlative meaning.

                  "Twelve-Month Period" means a twelve-month period ending on the first anniversary of the Effective Date or on each subsequent anniversary thereof.

                  "Valuation Date" means the date of receipt by the General Partner of a Notice of Exchange or Notice of Put or any other date with respect to which "Value" must be determined hereunder, or, if such date is not a Business Day, the immediately preceding Business Day.

                  "Value" means, with respect to any share of capital stock of the General Partner, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided further that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the General Partner, then the Value of such shares shall be the public offering price per share of such class or series of capital stock sold.

                                   ARTICLE 2.
                             ORGANIZATIONAL MATTERS


                  Section 2.1.      Organization.

                  The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

                  Section 2.2.      Name.

                  The  name  of  the  Partnership  is  National  Golf  Operating
Partnership, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

                  Section 2.3.    Registered Office and Agent; Principal Office.

                  The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Trust Company. The principal office of the Partnership is 2951 28th Street, Suite 3001, Santa Monica, California 90405, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  Section 2.4.      Power of Attorney.

                  A. Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                 (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General

                          Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
                          Article 11, 12 or 13 hereof or the Capital
                          Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and


                   (2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.


Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                  B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  Section 2.5.      Term.

                  The term of the Partnership commenced on August 18, 1993 and shall continue until December 31, 2092 unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                     ARTICLE 3.
                                      PURPOSE

                  Section 3.1.      Purpose and Business.

                  The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner has determined to cease to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The business of the Partnership shall at all times be conducted in a manner substantially consistent with the policies set forth under the caption "Policies and Objectives With Respect to Certain Activities" in the final prospectus with respect to the initial public offering of REIT Shares, unless otherwise consented to in writing by the General Partner and the Majority in Interest of the Limited Partners.

                  Section 3.2.      Powers.

                  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, except with respect to the distribution of Available Cash to the Series A Limited Partners in accordance with Section 16.2 and the Series B Limited Partners in accordance with Section 17.2, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) under (i),
(ii) or (iii) shall have been specifically consented to by the General Partner in writing.

                  Section 3.3.      Partnership Only for Purposes Specified.

                  The Partnership shall be a partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

                  Section 3.4.     Representations and Warranties by the Parties

                  A. Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is not a "foreign person" within the meaning of
Section 1445(f) of the Code, (iv) except for DGP, such Partner does not own, directly or indirectly, (a) two percent (2%) or more of the total combined voting power of all classes of stock entitled to vote, or two percent (2%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either the General Partner or the Partnership or (b) an interest of two percent (2%) or more in the assets or net profits of any tenant of the General Partner or the Partnership and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

                  B.  Each  Partner  that is not an  individual  represents  and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required,
(ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or by-laws, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is neither a "foreign person" within the meaning of
Section  1445(f)  of the Code nor a  "foreign  partner"  within  the  meaning of
Section 1446(e) of the Code, (iv) except for DGP, such Partner does not own, directly or indirectly, (a) two percent (2%) or more of the total combined voting power of all classes of stock entitled to vote, or two percent (2%) or more of the total number of shares of all classes of stock, of any corporation that is a tenant of either the General Partner or the Partnership or (b) an interest of two percent (2%) or more in the assets or net profits of any tenant of the General Partner or the Partnership and (v) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

                  C. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

                  D. Each Limited Partner, other than David G. Price, Dallas Price, those persons or entities who Constructively Own the Partnership Units owned by the Prices, and any other Limited Partner to whom the General Partner has granted an exception in its sole discretion to this Section 3.4.D (but, with respect to any such other Limited Partner, only to the extent of the exception so granted by the General Partner), further represents, warrants and agrees as follows:

                           (i)      At any  time a  Person  actually  owns or
Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, such Person does not and will not, without the prior written consent of the General Partner, (a) actually own or Constructively Own (1) with respect to any Tenant that is a corporation, any stock of such Tenant and (2) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant; or (b) actually own or Constructively Own any stock in the General Partner, other than any REIT Shares or other shares of capital stock of the General Partner such Person may actually or Constructively acquire (1) as a result of an exchange of Tendered Units pursuant to Section 8.6 or (2) upon the exercise of options granted or delivery of REIT Shares pursuant to any Stock Incentive Plan, in each case subject to the applicable ownership limitations with respect to such shares of capital stock as set forth in the Charter.

                           (ii)     Upon request of the General  Partner,  such
Limited Partner will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the General Partner that it actually owns or Constructively Owns.

                           (iii)    Such Limited Partner understands that if,
for any reason, (a) the representations, warranties or agreements set forth in Section 3.4.D(i) are violated or (b) the Partnership's actual ownership or Constructive Ownership of REIT Shares or other shares of capital stock of the General Partner violates the limitations set forth in the Charter, then (x) some or all of the redemption or exchange rights of the Limited Partners may become non-exercisable, and (y) some or all of such shares owned by the Limited Partners and/or some or all of the Partnership Units owned by the Limited Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter and Exhibit D of this Agreement, respectively.

                  E. The representations and warranties contained in Sections 3.4.A, 3.4.B, 3.4.C, and 3.4.D hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation and termination of the Partnership.

                  F. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

                                  ARTICLE 4.
                             CAPITAL CONTRIBUTIONS

                  Section 4.1.      Capital Contributions of the Partners.

                  At the time of execution of this Agreement, the Partners shall make or shall have made Capital Contributions as set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units of the class or series and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to accurately reflect exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest. Except as required by law or as otherwise provided in Sections 4.5, 4.6 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, such Partnership Interests shall be Common Units and the corresponding class or series of capital stock for any Partnership Units issued shall be REIT Shares.

                  Section 4.2.      Additional Capital Contributions Generally.

                  Except  as  otherwise  required  by law or  pursuant  to  this
Article 4, no Partner shall be required or permitted to make any additional capital contributions to the Partnership.

                  Section 4.3.      Loans by Partners.

                  Except as otherwise provided in Section 4.5, no Partner shall be required or permitted to make any loans to the Partnership.

                  Section 4.4.      Loans by Third Parties.

                  Subject to Section 4.5, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) from any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt under which a breach, violation or default would be deemed to occur by virtue of the transfer of any Limited Partnership Interest or General Partner Interest; and, provided, further, that prior to the tenth anniversary of the Effective Date, without the Consent of the Limited Partners, the Partnership will not cause its Tier 3 Nonrecourse Liabilities to be less than $13,000,000.

                  Section 4.5.     Additional Funding and Capital Contributions.

                  A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.5. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.5.

                  B. Additional General Partner Capital Contributions. Upon written notice (the "Funding Notice") to the Common Limited Partners of the need for Additional Funds and the anticipated source(s) thereof, the General Partner may, or, to the extent the General Partner raises all or any portion of the Additional Funds through the sale or other issuance of REIT Shares or other equity interests in the General Partner, the General Partner shall, contribute the Additional Funds to the capital of the Partnership in exchange for General Partner Interests; provided, that, the proceeds of the initial public offering of REIT Shares may be loaned to the Partnership on such terms as are described in the final prospectus for such offering with the Consent of the Limited Partners, and, provided further, that no Funding Notice need be given with respect to (i) the funds received in consideration for REIT Shares or other interests issued by the General Partner pursuant to the Stock Incentive Plan or
(ii) REIT Shares or other interests contributed to the Partnership pursuant to the Stock Incentive Plan. The obligations of the General Partner with respect to Additional Funds shall not apply to the issuance of REIT Shares or other equity interests of the General Partner the proceeds of which are used by the General Partner to acquire Common Units pursuant to Section 8.6.

                  C. General Partner Loans. Upon delivery of a Funding Notice to the Common Limited Partners, the General Partner may, or, to the extent the General Partner enters into a Funding Debt, the General Partner shall, lend the Additional Funds to the Partnership (a "General Partner Loan"); provided, however, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner's ability to remain qualified as a REIT. If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt. Otherwise, all General Partner Loans made pursuant to this Section 4.5 shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party. Notwithstanding any other provision of this Section 4.5, the Partners acknowledge that, except with the Consent of the Limited Partners, all loans from third parties relating to, or for use by, the Partnership, shall be borrowed by the Partnership and not by the General Partner. Notwithstanding the foregoing, in the event that the General Partner incurs Debt secured solely by the General Partner Properties and personal property incident thereto in an amount such that the customary loan-to-value ratio for non-recourse debt secured by such properties is not exceeded, the proceeds of such incurrence need not be contributed or loaned to the Partnership but may be used for such purpose as the General Partner determines.

                  D. Additional Capital Contributions. Subject to the prior delivery of a Funding Notice, the General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The General Partner also may accept additional Capital Contributions of real property or any other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), and subject to Sections 16.5 and
17.5 hereof, the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, and as set forth by amendment to this Agreement, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2.A hereof; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless (a) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to Section 4.5.B above, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this
Section 4.5.D, (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class, (c) the additional Partnership Interests are issued in connection with the General Partner's contribution of all or some of the General Partner Properties and personal property reasonably incident thereto, or (d) the additional Partnership Interests are issued with the Consent of the Limited Partners; provided further that no additional Partnership Interests other than Common Units shall be issued after the date of this Agreement without the unanimous consent of all Common Limited Partners. In the event that the Partnership issues additional Partnership Interests pursuant to this Section 4.5.D, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.5, Section 6.2.C, and Section 8.6.H) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                  E. Preemptive Rights of Partners. The Funding Notice delivered by the General Partner prior to its making or accepting (on behalf of the Partnership) any additional cash Capital Contributions pursuant to either
Section 4.5.B or 4.5.D herein but not pursuant to the Stock Incentive Plan shall contain the total amount of additional Capital Contributions sought to be made to the Partnership, and the terms and conditions pertaining thereto. Each Common Limited Partner may elect to make an additional Capital Contribution not to exceed the product of (i) the total amount of additional Capital Contributions being sought, and (ii) such Common Limited Partner's Percentage Interest (with such product deemed the "Pro Rata Contribution"). Such election shall be made, if at all, by providing written notice thereof (the "Election Notice") to the General Partner within ten (10) days after delivery of the Funding Notice. Failure to respond to such notice shall be deemed to be an election not to make such Capital Contribution. Such Election Notice shall contain the amount of the additional Capital Contribution, if any, the Common Limited Partner is to make (such additional Capital Contribution not to exceed the respective Pro Rata Contribution of such Common Limited Partner) equal to all or any portion of its Pro Rata Contribution (with all or such portion thereof that such Common Limited Partner elects to make hereinafter referred to as the "Preemptive Contribution").

                  F. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date") and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate amount of cash and the Agreed Value of the property contributed to the Partnership on such Adjustment Date in respect of such class or series. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment
Date) and (ii) the amount of cash and the Agreed Value of the property contributed by such Partner to the Partnership in respect of such class or series as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date), plus (ii) the aggregate amount of cash and the Agreed Value of the property contributed to the Partnership on such Adjustment Date in respect of such class or series. Notwithstanding the foregoing, solely for purposes of calculating a Partner's Percentage Interest pursuant to this Section 4.3.F, (i) in the case of cash Capital Contributions by the General Partner, such Capital Contributions will be deemed to equal the cash contributed by the General Partner plus, in the case of cash contributions funded by an offering of REIT Shares or other shares of capital stock of the General Partner, the offering costs attributable to the cash contributed to the Partnership, (ii) in the case of the contribution of Properties (or any portion thereof) by the General Partner which were acquired by the General Partner in exchange for REIT Shares immediately prior to such contribution, the General Partner shall be issued a number of Partnership Units equal to the number of REIT Shares issued by the General Partner in exchange for such properties, the Partnership Units held by the other Partners shall not be adjusted, and the Partners' Percentage Interests shall be adjusted accordingly, and (iii) in the case of a contribution of all or any portion of the General Partner Properties and any personal property reasonably incident thereto by the General Partner, the Percentage Interest related to such Capital Contribution shall be determined in good faith by the Board of Directors. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

                  G. Special Supplemental Capital Contribution by the General Partner. Notwithstanding the other provisions contained in this Article 4, immediately following the closing of the General Partner's acquisition of an interest in certain golf course properties and related assets (the "Purchased Assets") from Golf Enterprises, Inc., a Kansas corporation ("GEI"), pursuant to that certain Asset Purchase Agreement and Agreement and Plan of Merger (the "Acquisition Agreement"), dated as of February 2, 1996 and amended on February 16, 1996 by that certain First Amendment to the Asset Purchase Agreement and Plan of Merger, among the General Partner, GEI Acquisition Corporation, a Kansas corporation ("Newco") and GEI, the General Partner contributed all of its interest in the Purchased Assets collectively as a special supplemental Capital Contribution to the Partnership. Upon such Capital Contribution, (i) the General Partner was issued that number of Partnership Units equal to the number of shares of

Purchaser Common Stock (as defined in the Acquisition Agreement) issued as Acquisition Consideration (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement, (ii) the Agreed Value and the Gross Asset Value of the Contributed Property was deemed to be equal to $40,786,649, (iii) Exhibit A to this Agreement was appropriately amended to reflect such issuance and the corresponding adjustments in the Percentage Interest of each of the Partners, as well as the Agreed Value and the Gross Asset Value of the Contributed Property, and (iv) the Capital Account of the General Partner was appropriately adjusted. This Paragraph G of Section 4.5 shall not be construed to permit any Capital Contribution other than the contribution of the General Partner's interest in the Purchased Assets by the General Partner.

                  Section 4.6.      Stock Incentive Plan.

                  If at any time or from time to time the General Partner is required, pursuant to the Stock Incentive Plan, to make a contribution of REIT Shares to the Partnership, such contribution shall be treated as an additional Capital Contribution as provided in Section 4.5, in an amount equal to the Value of a REIT Share (provided, that, for these purposes, only the trading day on which the General Partner contributes such REIT Shares to the Partnership shall be considered) multiplied by the number of REIT Shares contributed by the General Partner to the Partnership. In consideration for such contribution, the General Partner's Capital Account shall be adjusted as provided in this Agreement and the General Partner shall be issued a number of Partnership Units equal to the number of REIT Shares so contributed. Furthermore, if at any time or from time to time the General Partner issues or sells REIT Shares pursuant to the Stock Incentive Plan (other than a contribution to the Partnership as provided above), it may contribute the proceeds therefrom to the Partnership as an additional Capital Contribution as provided in Section 4.5. In consideration for such contribution, the General Partner's Capital Account shall be adjusted as provided in this Agreement and the General Partner shall be issued a number of Partnership Units equal to the number of REIT Shares so issued or sold. Notwithstanding the foregoing, the preemptive rights provided in Section 4.5.F shall not apply to the Capital Contributions described above in this Section 4.6.

                                     ARTICLE 5.
                                   DISTRIBUTIONS

               Section 5.1.   Requirement and Characterization of Distributions.

                  The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution,
(1) first, to the extent that the amount of cash distributed with respect to any Partnership Interests that are entitled to any preference in distribution for any prior distribution period was less than the required distribution for such outstanding Partnership Interests for such prior distribution period, and to the extent such deficiency has not been subsequently distributed pursuant to this
Section 5.1 (a "Preferred Distribution Shortfall"), in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on the applicable record date) and to the Partners who are Partners on the applicable record date with respect to such distribution, (2) second with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on the applicable record date), and, (3) third, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class on a quarterly basis and in accordance with the terms of such class to the Partners who are Partners of such class on the Partnership Record Date with respect to such distribution (and within each such class, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, (i) to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of the General Partner, except to the extent that a distribution pursuant to clause (b) would prevent the Partnership from making a distribution to the holders of Series A Preferred Units in accordance with
Section 16.2 or to the holders of the Series B Preferred Units in accordance with Section 17.2 and (ii) to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

                  Section 5.2.      Distributions in Kind.

                  Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10; provided, however, that, in such case, the General Partner shall distribute only cash to the Series A Limited Partners and to the Series B Limited Partners.

                  Section 5.3.      Amounts Withheld.

                  All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

                  Section 5.4.      Distributions Upon Liquidation.

                  Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

                  Section 5.5. Distributions to Reflect Issuance of Additional Partnership Interests.

                  In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.5.D or 4.6, the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                                      ARTICLE 6.
                                     ALLOCATIONS

                  Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss.

                  Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

                  Section 6.2.      General Allocations.

                  A.       In General.  Except as otherwise provided in this
Article 6, Net Income and Net Loss shall be allocated to each of the Partners holding the same class of Partnership Interests in accordance with their respective Percentage Interest of such class.

                  B.1. Net Income. Net Income for any Partnership Year shall be allocated in the following manner and order of priority:

         (a) First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2.B.2(d) for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this Section 6.2.B.1(a) for all prior Partnership Years;

         (b) Second, 100% to each Holder of Partnership Interests in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to Section 6.2.B.2(c) for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this Section 6.2.B.1(b) for all prior Partnership Years;

         (c) Third, 100% to the Holders of Preferred Units in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to Section 6.2.B.2(b) for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this Section 6.2.B.1(c) for all prior Partnership Years;

         (d) Fourth, 100% to the Holders of Common Units in an amount equal to the remainder, if any, of (i) the cumulative Net Losses allocated to each such Holder pursuant to Section 6.2.B.2(a) for all prior Partnership Years, minus
(ii) the cumulative Net Income allocated to each Holder pursuant to this Section 6.2.B.1(d) for all prior Partnership Years;

         (e) Fifth, 100% to the Holders of Preferred Units, with respect to each series of Preferred Units, in an amount equal to the excess of (i) the cumulative Priority Return to the last day of the current Partnership Year or to the date of redemption of such Preferred Units, to the extent such Preferred Units are redeemed during such year, over (ii) the cumulative Net Income allocated to the Holders of such Preferred Units pursuant to this Section 6.2.B.1(e) for all Partnership Years; and

         (f) Sixth, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units. To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.B.1 are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

                  2. Net Losses. Net Losses for any Partnership Year shall be allocated in the following manner and order of priority.

         (a) First, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units (to the extent consistent with this Section 6.2.B.2(a)) until the Adjusted Capital Account (not taking into account any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations
Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the Holder's Series A Preferred Capital and Series B Preferred Capital) of each such Holder is zero;

         (b) Second, 100% to the Holders of Preferred Units, pro rata to each such Holder's Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of each such Holder is zero;

         (c) Third, 100% to the Holders of Partnership Interests to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

         (d)      Fourth, 100% to the General Partner.

                  C. Notwithstanding Sections 6.2.A. and B, any item of deduction attributable to payments made by the Partnership to or on behalf of Paul W. Major ("Major") pursuant to (i) that certain Non-Qualified Stock Option Agreement (as amended from time to time), dated as of April 30, 1997, by and between David G. Price ("Price"), Major, and the Partnership, with respect to its rights and covenants contained therein, or (ii) that certain Letter Agreement, dated as of January 28, 1998, by and between Price, Major, and the Partnership, with respect to its rights and covenants contained therein, shall be specially allocated to Price in an amount equal to 100% of such item of deduction.

                  D. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to
Section 4.5 or 4.6 hereof, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series A Preferred Units and Series B Preferred Units.

                  Section 6.3.      Additional Allocation Provisions.

                  Notwithstanding the foregoing provisions of this Article 6:

                  A.       Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partnership Minimum Gain, as determined under Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(i).

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 of the Agreement or any other provision of this
Article 6 (except Section 6.3.A(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A(ii).

                  (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Holders in accordance with their Percentage Interests attributable to such deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the

Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

                  (iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Holder as quickly as possible provided that an allocation pursuant to this Section 6.3.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this
Section 6.3.A(iv) were not in the Agreement. It is intended that this Section 6.3.A(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 6.3.A(iv).

                  (v) Gross Income Allocation. In the event any Holder has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Holder is obligated to restore to the Partnership, and (2) the amount such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(v) and Section 6.3.A(iv) were not in the Agreement.

                  (vi) Limitation on Allocation of Net Loss. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated among the other Holders in accordance with their respective Percentage Interests, subject to the limitations of this Section 6.3.A(vi).

                  (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be
taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Holders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii)  Curative  Allocation.  The  allocations  set  forth in
Sections 6.3.A(i), (ii), (iii), (iv), (v), (vi) and (vii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

                  B. For purposes of determining a Holder's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder's interest in Partnership profits shall be such Holder's Percentage Interest, provided that the Holders of Series A Preferred Units and Series B Preferred Units shall have no share of such excess nonrecourse liabilities.

                  Section 6.4.      Tax Allocations.

                  A.       In General.  Except as otherwise provided in this
Section 6.4, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

                  B. Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Holders for income tax purposes pursuant to Regulations promulgated under
Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Regulations Section 1.704-3(b). With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph
(b) of the definition of Gross Asset Value (provided in Article 1 of this Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations
Section 1.704-1(b)(2)(iv)(g) using any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner.

                                   ARTICLE 7.
                      MANAGEMENT AND OPERATIONS OF BUSINESS

                  Section 7.1.      Management.

                  A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (1) the making of any expenditures, the lending of money,
                      borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code), to make distributions to its stockholders sufficient to permit the General Partner to maintain REIT status and to satisfy any Put rights pursuant to Section 8.6), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; provided, that all such borrowing, incurrence of Debt and prepayments shall be subject to the limitations set forth in Sections 4.4 and 4.5;

                  (2) the making of tax, regulatory and other filings, or
                      rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (3) the acquisition, disposition, mortgage, pledge,
                      encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity; provided, that, in the event of any sale, exchange, disposition or other transfer of any property of the Partnership contributed at the time of the closing of the initial public offering of REIT Shares, occurring prior to the end of the fifteenth
                      (15th) year following the Effective Date, the Partnership shall no later than the end of the calendar quarter in which such sale, exchange, disposition or other transfer becomes a taxable event to Partners effect a distribution of cash (or, at the option of the General Partner, a promissory note, bearing interest at the then approved price per annum equal to the dividend yield on the REIT Shares, based on the most recent quarterly dividend and the Value of a REIT Share as of the date of issuance of such note), and due and payable as soon as reasonably practicable but in no event later than 90 days after the date of issuance), in addition to its then regular quarterly distribution, in an amount such that the pro rata share thereof received by each Partner shall equal or exceed the total liability of such Partner for federal, state and local income and franchise taxes resulting from such sale, exchange, disposition or other transfer and from such distribution as determined in accordance with the books and records of the Partnership (which determination will be conclusive and binding absent manifest error); provided, further, that any Partner may elect not to receive all or any portion of such additional distribution and in such event, although such Partner's Capital Account will not be reduced to the extent that no distribution is received by such Partner, the Partner's Percentage Interest or the number of Partnership Units Considered owned by such Partner shall not be adjusted, it being the intent that the sole effect of the election not to receive a distribution will be to increase the amount of cash or other property to be received by such Partner upon a dissolution of the Partnership; and provided, further, however, that any Partner may elect not to receive all or any portion of such distribution in cash but in lieu thereof to receive a promissory note bearing interest at a rate per annum equal to the annualized dividend yield on the REIT Shares based on the most recent quarterly dividend and the Value of a REIT Share as of the date of issuance of such note and due and payable on the third anniversary of issuance.

              (4) the mortgage, pledge, encumbrance or hypothecation of any
                  Assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner (if necessary to permit the financing or capitalization of a subsidiary of the General Partner or the Partnership) and any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

             (5) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

             (6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

             (7) the selection and dismissal of employees of the Partnership
                 (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

             (8) the maintenance of such insurance for the benefit of the
                 Partnership and the Partners as it deems necessary or appropriate;

             (9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time); provided that as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

            (10) the control of any matters affecting the rights anD obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

            (11) the undertaking of any action in connection with the
                 Partnership's direct or indirect investment in any Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

            (12) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with requirements of this Agreement; and

            (13) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership.

                  B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

                  D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

                  E. In exercising its authority under this Agreement, the General Partner may, but, other than as expressly set forth in the Contribution Agreements, shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by the General Partner. The General Partner and the Partnership shall not have liability to a Partner under any circumstances as a result of an income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

                  Section 7.2.      Certificate of Limited Partnership.

                  To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners limited liability) in the State of Delaware any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

                  Section 7.3.     Restrictions on General Partner's Authority.

                  A.  The   General   Partner   may  not  take  any   action  in
contravention of this Agreement,  including,  without  limitation:

                 (1) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

                 (2) possess Partnership property, or assign any rights in
                     specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

                 (3) admit a Person as a Partner, except as otherwise provided in this Agreement;

                 (4) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

                 (5) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights set forth herein to effect in full an Exchange or a Put or an exchange or redemption pursuant to Section 16.7 or Section 17.7, except with the written consent of such Limited Partner (for purposes of clarification, contracts with respect to the issuance of additional Partnership Interests pursuant to Section 4.5.D which prohibit or restrict such Exchange or Put rights solely by virtue of the preferences, rights, powers and duties attributable to the Partnership Interests subject to such contract shall be deemed not to include such prohibitions or restrictions); provided that this subparagraph (5) shall not apply to any contract or agreement with respect to indebtedness under which a Limited Partner's exercise of a Put or redemption pursuant to Section 16.7 or Section 17.7 would constitute a default or breach thereunder if such contract or agreement is or was entered into with a third party on commercially reasonable terms negotiated on an arms-length basis (it being agreed that if such default or breach would arise by virtue of the election by the General Partner to cause the Partnership to redeem all or a portion of the Series A Preferred Units or Series B Preferred Units for cash pursuant to Section 16.7.A(ii) or Section 17.7(A)(ii), the General Partner shall make such election only with respect to Excess Units as defined in Section 16.7.A(iii) and Series B Excess Units as defined in Section 17.7(A)(iii)).

                  B. The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such transactions:

                 (1) except as provided in Section 7.3.C., amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 12 hereof;

                 (2) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

                 (3) institute any proceeding for Bankruptcy on behalf of the
                     Partnership; or

                 (4) subject to the rights of transfer provided in Section 11.2, approve or acquiesce to the transfer of the Partnership Interest of the General Partner, or admit into the Partnership any Additional or Substitute General Partners.


                  C. Notwithstanding Section 7.3.B, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                 (1) to add to the obligations of the General Partner or
                     surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                 (2) to reflect the issuance of additional Partnership Interests pursuant to Sections 4.5.D and 4.6 or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                 (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement, that will not be inconsistent with law or with the provisions of this Agreement;

                 (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

                 (5) to reflect such changes as are reasonably necessary for the
                     General Partner to maintain its status as a REIT, including changes which may be necessary due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

                (6) to modify the manner in which Capital Accounts are computed but only to the extent set forth in the definition of "Capital Account." The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C is taken.

                  D. Notwithstanding Sections 7.3.B and 7.3.C hereof, this Agreement shall not be amended, and no action may be taken by the General
Partner, without the Consent of each Partner adversely affected if such amendment or action would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, Section 7.1.A(3), Section 13.2, Article 16 or Article 17, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2, Section 4.5 and Section 7.3.C), (iv) alter or modify the Exchange Right, Put Right, REIT Shares Amount or Put Amount as set forth in Sections 8.6 and 11.2, and related definitions thereof, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, (vi) alter the redemption or exchange rights as set forth in Sections 16.4, 16.7, 17.4 and

17.7 hereof, respectively, or (vii) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action consented to by any Limited Partner shall be effective as to that Limited Partner, notwithstanding the absence of such consent by any other Limited Partner.

                  E. For so long as the Partnership Interests of all of the Limited Partners of the Partnership equal, in the aggregate, not less than fifteen percent (15%), the General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions:

                 (1)  Dissolve the Partnership.

                 (2) Agree to or consummate any merger, consolidation, reorganization or other business combination to which the Partnership is a party, in each case resulting in the disposition by the then Limited Partners and Assignees of all outstanding Common Units and interests of Assignees therein in consideration for (a) cash, (b) debt instruments or other evidences of indebtedness, (c) other securities issued by a corporation, partnership or other entity, other than (i) the General Partner, (ii) the Partnership or (iii) any entity at least 80% of the total assets of which (on the basis of market value) are comprised of assets which, immediately prior to such transaction, were assets of the Partnership, or (d) any combination of the consideration described in (a), (b) and/or (c) above.

                 (3) Sell or otherwise transfer all or substantially all of the assets of the Partnership.

                  Section 7.4.      Reimbursement of the General Partner.

                  A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  B. Subject to Section 15.11, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. The Limited Partners acknowledge that the General Partner's sole business is the ownership of interests in and operation of the Partnership and the General Partner Properties and personal property reasonably incident thereto and that all of the General Partner's expenses are incurred for the benefit of the Partnership; provided that, the General Partner shall not be reimbursed for expenses it incurs relating to the organization of the Partnership and the General Partner or the initial public offering or subsequent public offerings of REIT Shares, other shares of capital stock or Funding Debt by the General Partner, but shall be reimbursed for expenses it incurs with respect to any other issuance of additional Partnership Interests pursuant to the provisions hereof. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to
Section 7.7 hereof.

                  C. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

                  Section 7.5.      Outside Activities of the General Partner.

                  A. The General  Partner  shall not,  directly  or  indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Securities Exchange Act of 1934, as amended, its operation as a REIT and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property, except its General Partner Interest, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership's status as a partnership, and such bank accounts, similar instruments or other short-term investments as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire such cash from the Partnership in exchange for a reduction in the General Partner's Partnership Units, in an amount equal to the amount of such cash divided by the Value of a REIT Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties in exchange for REIT Shares, to the extent such Properties are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.5.F. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its rights to Exchange or Put or exchange pursuant to
Section 16.7 or Section 17.7 or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series acquired. If, at any time after the Effective Date, the General Partner acquires material assets (other than on behalf of the Partnership), the definition of "REIT Shares Amount" shall be adjusted, as reasonably agreed to by the General Partner and the other Limited Partners, to reflect the relative Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner's General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership's status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

                  B. In the event the General Partner exercises its rights under the Charter to purchase REIT Shares or Preferred Shares, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units of the appropriate class as determined based on, in the case of REIT Shares, an amount equal to the number of REIT Shares (as adjusted pursuant to Section 7.5.A) so purchased or, in the case of Preferred Shares, an equal number of Preferred Units which correspond in ranking to the Preferred Shares so purchased, in each case on the same terms that the General Partner purchased such REIT Shares or Preferred Shares, as applicable.

                  Section 7.6.      Contracts with Affiliates.

                  A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

                  B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

                  C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership's Subsidiaries.

                  D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, such conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                  E. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership Employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any of the Partnership's Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Partnership Units corresponding to REIT Shares issued by the General Partner pursuant to its Stock Incentive Plan or any similar or successor plan and to repurchase such Partnership Units from the General Partner to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

                  Section 7.7.      Indemnification.

                  A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership. Notwithstanding the foregoing provisions, the General Partner shall be entitled to reimbursement by the Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the General Partner to present or former directors of the General Partner or its predecessors, as provided for in or pursuant to the Charter and By-Laws of the General Partner.

                  B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  D. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
                  E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons .

                  I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

                  Section 7.8.      Liability of the General Partner.

                  A. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner or any of its officers, directors, agents and employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

                  B. The Limited Partners expressly acknowledge that (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner's stockholders collectively, and (ii) the General Partner is under no obligation to give priority to the separate interests of the Limited Partners, on the one hand, or the General Partner's stockholders, on the other, in deciding whether to cause the Partnership to take (or decline to take) any actions (including, without limitation, with respect to the tax consequences to either).

                  C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner and any of its officers, directors, agents and employees to the Partnership and the Limited
Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  E. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct and gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partner shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director or stockholder of the General Partner shall be liable to the Partnership for money damages except for
(i) active and deliberate dishonesty established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct and gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

                  Section 7.9.     Other Matters Concerning the General Partner.

                  A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  D. Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code (except with respect to the distribution of Available Cash to the Series A Limited Partners in accordance with Section 16.2 and to the Series B Limited Partners in accordance with
Section 17.2), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                  Section 7.10.     Title to Partnership Assets.

                  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                  Section 7.11.     Reliance by Third Parties.

                  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                 ARTICLE 8.
                RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                  Section 8.1.      Limitation of Liability.

                  The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

                  Section 8.2.      Management of Business.

                  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

                  Section 8.3.      Outside Activities of Limited Partners.

                  Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary and any employment agreement), any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

                  Section 8.4.      Return of Capital.

                  Except pursuant to the rights of Exchange and Put set forth in
Section 8.6 and the redemption and exchange rights set forth in Sections 16.4, 16.7, 17.4 and 17.7 no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as expressly set forth herein with respect to the rights, priorities and preferences of the Preferred Limited Partners holding any series of Preferred Units, no Limited Partner or Assignee shall have priority over any
other  Limited   Partner  or  Assignee  either  as  to  the  return  of

Capital Contributions or as otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

                  Section 8.5. Rights of Limited Partners Relating to the Partnership.

                  A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

                 (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended, and each report sent to the stockholders of the General Partner;

                 (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                 (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                 (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

                 (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

                  B. The Partnership shall notify each Common Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within 10 Business Days of the date such change becomes effective.

                  C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

                  Section 8.6.   Common Limited Partner Exchange and Put Rights.

                  A. On or after the date one (1) year after the Effective Date or on or after such later date as expressly provided in an agreement entered into between the partnership and any

Common Limited Partner, but prior to the date forty (40) years after the Effective Date, each Common Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the General Partner to acquire all or a portion of the Common Units held by such Common Limited Partner (such Common Units being hereafter "Tendered Units") in exchange for, at the election of such Common Limited Partner, (i) REIT Shares, in which event such required acquisition shall be considered a "Exchange," or (ii) cash, in which event such required acquisition shall be considered a "Put." Any Exchange or Put shall be exercised pursuant to a Notice of Exchange or Notice of Put, as the case may be, delivered to the General Partner by the Common Limited Partner who is exercising the relevant right (the "Tendering Partner").

                  B. A Tendering Partner effecting an Exchange shall have the right to receive, on the Specified Exchange Date, the REIT Shares Amount (calculated as of the Valuation Date) with respect to the Tendered Units, subject to the limitations on ownership and provisions with respect to Excess Shares set forth in Article IV of the Charter. The REIT Shares Amount shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, rights, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the By-Laws of the General Partner, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in such delivery, the Tendering Partner shall be deemed the owner of such REIT Shares and rights for all purposes, including without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Exchange Date.

                  C. (1) A Tendering Partner effecting a Put shall have the right to receive on the Specified Put Date cash in the amount of the Put Amount; provided, that, within five (5) Business Days after receipt of the Notice of Put, the General Partner shall give written notice to the Tendering Partner as to whether the General Partner will purchase the Tendered Units with the proceeds of a registered public offering (a "Public Offering Funding") of a number of REIT Shares ("Registrable Shares") equal to the REIT Shares Amount with respect to the Tendered Units. In the event that the General Partner fails to give such notice, it will be deemed to have elected not to purchase the Tendered Units through a Public Offering Funding and shall purchase the Tendered Units on the Specified Put Date for cash in the amount (the "Cash Amount") equal to the Value on the Valuation Date of the REIT Shares Amount (calculated as of the Valuation Date) with respect to the Tendered Units.

                  (2) In the event that the General Partner elects a Public Offering Funding with respect to a Put covering in excess of 75,000 Common Units, it may at such time, give notice (a "Single Funding Notice") of such election to all Common Limited Partners and require that all Common Limited Partners elect whether or not to effect a Put to be funded through such Public Offering Funding. In the event a Common Limited Partner elects to effect such a Put, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to the General Partner within 10 Business Days after receipt of the Single Funding Notice, and such Common Limited Partner shall be treated as a Tendering Partner for all purposes of this Section 8.6. In the event that a Common Limited Partner does not so elect, it shall be deemed to have waived its right to effect a Put for the current Twelve-Month Period, except that it may effect a Put for no more than 20,000 Common Units during such Twelve-Month Period.

                  D. In the event that the General Partner elects a Public Offering Funding, it shall purchase the Tendered Units on the Specified Put Date for cash in immediately available funds in the amount (the "Public Offering Funding Amount") equal to the lesser of (i) the Cash Amount or (ii) the proceeds received by the General Partner from the Public Offering Funding after deduction of reasonable expenses related thereto, including underwriting discounts and commissions, legal and accounting fees and expenses, Securities and Exchange Commission ("SEC") registration fees, state blue sky and securities laws fees and expenses, printing expenses, NASD filing fees and listing fees.

                  E. If the General Partner elects a Public Offering Funding, the following additional terms and conditions shall apply:

                  (1) As soon as practicable after the General Partner gives the Tendering Partner notice of its election, the General Partner shall use its best efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the REIT Shares; provided, that, the General Partner shall not by reason hereof, be required to submit to jurisdiction or taxation, or qualify to do business in any jurisdiction in which such submission or qualification would not be otherwise required; provided, further, that if the General Partner shall deliver a certificate to the Tendering Partner stating that the General Partner has determined in the good faith judgment of the Board of Directors that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on the General Partner, then the General Partner may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of 90 days in connection with any Public Offering Funding.

                  (2) The General Partner shall advise the Tendering Partner, regularly and promptly upon any request, of the status of the registration, including the timing of all filings, the selection of and understandings with underwriters, dealers and brokers, the nature and contents of all communications with the Securities and Exchange Commission and other governmental bodies, the expenses related to the Public Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Public Offering Funding and the compliance by the General Partner with its obligations with respect thereto. In addition, the General Partner and each Tendering Partner may, but shall be under no obligation to, enter into understandings in writing ("Pricing Agreements") whereby the Tendering Partner will agree in advance as to the acceptability of the net price (after deducting all expenses referred to in Section 8.6.D) at or below the Value on the Valuation Date of a REIT Share, at which the Registrable Shares are to be offered pursuant to the Public Offering Funding (the "Price"). Furthermore, the General Partner shall establish pricing notification procedures with each such Tendering Partner, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 8.6.E(3) below.

                  (3) The General Partner, upon notification of the Price from the managing underwriter(s) engaged by the General Partner in order to sell the Registrable Shares, shall immediately use its best efforts to notify the Tendering Partner of the Price. Each Tendering Partner shall have one hour (as such time may be extended by the General Partner) to elect to withdraw his Put (a Tendering Partner making such an election being a "Withdrawing Partner"), and Common Units with a REIT Shares Amount equal to such excluded Registrable Shares shall be considered to be withdrawn from the related Put. If a Tendering
Partner, within such time period, does not notify the General Partner of such Tendering Partner's election not to become a Withdrawing Partner, then such Tendering Partner shall, except as otherwise provided in a Pricing Agreement, be deemed to have elected to become a Withdrawing Partner, without liability to the General Partner. To the extent that the General Partner is unable to notify any Tendering Partner, such unnotified Tendering Partner shall, except as otherwise provided in any Pricing Agreement, be deemed to have elected to become a Withdrawing Partner. Each Tendering Partner whose Put is being funded through the Public Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s), to Put additional Common Units in a number no greater than the number of Common Units withdrawn. In the event that the Price is in excess of the Value on the Valuation Date of a REIT Share, then the Withdrawing Partner shall bear its pro rata share of the expenses described in Section 8.6.D (such share calculated as if such Partner had not been a Withdrawing Partner). If more than one Tendering Partner so elects to Put additional Common Units, then such Common Partnership Units shall be Put on a pro rata basis, based on the number of additional Common Units sought to be so Put.

                  (4) The General Partner shall take all reasonable action in order to effectuate the sale of the Registrable Shares including, but not limited to, the entering into of an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Tendering Partner or, if there is more than one Tendering Partner, by the Tendering
Partner who, together with the affiliates of such Tendering Partner, beneficially owns the greatest number of Common Units then being made subject to a Put. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be underwritten, then the General Partner shall so advise all Tendering Partners and the number of Common Units to be sold to the General Partner pursuant to the Put shall be allocated among all Tendering Partners in proportion, as nearly as practicable, to the respective number of Common Units as to which each Tendering Partner elected to effect a Put. No Registrable Shares excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                  (5) The General Partner may include securities for its own account in any registration filed pursuant to Section 8.6.D hereof and, if the managing underwriter has not limited the number of Registrable Shares to be underwritten, the General Partner may include securities for the account of others in such registration, in each case only if and to the extent that (i) the managing underwriter, the General Partner and Tendering Partners owning Common Units representing at least seventy-five percent (75%) of the Common Units with respect to which the Public Offering Funding is being effected so agree in writing, and (ii) the right of any party to Put Common Units pursuant to this Section 8.6, and the Put Amount to be received by such party (including by virtue of the number of Registrable Shares which would otherwise have been included in such registration and underwriting, the offering price for such Registrable Shares and the underwriting commissions or discounts for such Registrable Shares) will not thereby be limited, reduced or adversely affected.

                  F. Notwithstanding the provisions of Section 8.6.A, a Common Limited Partner shall not be entitled to effect an Exchange if the ownership or right to acquire REIT Shares by such Partner on or prior to the Specified Exchange Date would be prohibited under the Charter.

                  G. Notwithstanding anything herein to the contrary, with respect to any Exchange or Put pursuant to this Section 8.6:

                 (1) All Common Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number of Common Units.

                 (2) Each Common Limited Partner may not effect an Exchange (a) for less than 2,500 Partnership Units or, if such Common Limited Partner holds less than 2,500 Partnership Units, all of the Common Units held by such Partner; or (b) for more than the greater of 75,000 Common Units or one-third of the number of Common Units set forth by its name on Exhibit A hereto as of the closing of the initial public offering of REIT Shares, less the number of Common Units made subject to a Put during the same Twelve-Month Period;

                 (3) Each Common Limited Partner may not effect a Put (a) for less than 5,000 Common Units or, if such Common Limited Partner holds less than 5,000 Common Units, all of the Common Units held by such Common Limited Partner, or (b) for more than one-third of the number of Common Units set forth by its name on Exhibit A hereto as of the closing of the initial public offering of REIT Shares, less the number of Common Units made subject to an Exchange during the same Twelve-Month Period;

                 (4) Each Common Limited Partner (a) may effect an Exchange or Put only once in each Twelve-Month Period, and (b) may not effect an Exchange or Put during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

                (5) Notwithstanding anything herein to the contrary, with respect to any Put, in the event the General Partner gives notice to all Common Limited Partners (a "Primary Offering Notice") that it desires to effect a primary offering of its equity securities for cash (other than an offering in connection with a merger, consolidation or similar transaction, or employee benefit or similar plans) then, unless the General Partner otherwise consents, the actions described in Section 8.6.E as to a Public Offering Funding with respect to any Notice of Put thereafter received may be delayed until the earlier of (a) the completion of the primary offering or (b) 120 days following the giving of the Primary Offering Notice; provided that, to the extent that the managing underwriter(s) of such primary offering advise that the inclusion of such additional REIT Shares will not adversely affect the offering, additional REIT Shares the proceeds of which are to be used to satisfy a Put made subject to such a Notice of Put (a "Subsequent Put") (without regard to the limitations of subparagraph
                      (3) (a) of this paragraph G) shall be included in such offering, and the procedures of this Section 8.6 shall otherwise be followed as closely as practicable; provided, further that, unless the entire REIT Shares Amount relating to the Common Units made subject to the Subsequent Put shall be sold in such offering, such Subsequent Put shall not count as a Put for purposes of subparagraph (4) of this Paragraph G; and, provided, further, that a Primary Offering Notice may be given no more than once in any Twelve-Month Period without the Consent of the Common Limited Partners.

                 (6) The General Partner may delay a Public Offering Funding, such that it will not occur (1) during the same Twelve-Month Period as the General Partner has effected a "Demand Registration" pursuant to the Registration Rights Agreement dated as of August 18, 1993, among the General Partner and certain Common Limited Partners (it being understood that in the event a Notice of Put is received prior to the receipt of requisite requests for a Demand Registration, such Notice of Put shall control, and vice versa) or (b) within 120 days following the closing of any prior Public Offering Funding;

                 (7) The consummation of such Exchange or Put shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 (8) Each Tendering Partner shall continue to own all Common Units subject to any Exchange or Put, and be treated as a Common Limited Partner with respect such Common Units for all purposes of this Agreement, until such Common Units are transferred to the General Partner and the consideration provided by this Section 8.6 is delivered in full on the Specified Exchange Date or Specified Put Date, as the case may be. Until a Specified Exchange Date, the Tendering Partner shall have no rights as a stockholder of the General Partner.

                 (9) The right of each Common Limited Partner to effect a Put shall be subject to the ability of the Partnership to comply with the terms of Section 16.2.C(i) and 17.2.C(i).

For purposes of determining  compliance with the  restrictions set forth in this Paragraph G, all Common Units beneficially owned by Affiliates of a Common Limited Partner shall be considered to be owned or held by such Common Limited Partner; provided that the Dallas P. Price Trust and the David G. Price Trust shall be considered Affiliates of each other for purposes of this sentence, it being expressly understood that (x) the Dallas P. Price Trust and the David G. Price Trust (and their respective Affiliates) collectively shall have the right to effect an Exchange and/or a Put in any Twelve-Month Period of up to one-third of the Common Units owned by David G. Price and his Affiliates as of the closing of the initial public offering of REIT Shares, and (y) Dallas P. Price and David
G. Price together may agree how to allocate between the Dallas P. Price Trust and the David G. Price Trust (and their respective Affiliates) the number of Common Units that each of them may Exchange and/or Put in any Twelve-Month Period, but in the absence of such agreement, each of the Dallas P. Price Trust and the David G. Price Trust (and their respective Affiliates) shall have the right  to  effect  an  Exchange  and/or  Put in any  Twelve-Month  Period  up to
one-sixth of the Common Units owned by both of them (and their respective Affiliates). In addition, (i) each lending institution, if any, to which Common Units are transferred upon the exercise of remedies in respect of a Pledge (as defined in Section 11.3.A(iii) hereof) as contemplated by Section 11.3.A(iii) hereof (each such lending institution a "Lending Institution Transferee") shall be entitled to exercise all rights of a Common Limited Partner under this
Section 8.6 as if such Lending Institution Transferee were a Common Limited Partner hereunder, provided, however, that (a) such Lending Institution Transferee shall not be deemed to be a Substituted Limited Partner for purposes of this Agreement on account of exercising its remedies against Partnership Units, and (b) all Lending Institution Transferees of all or any portion of a Limited Partner's Partnership Interest, together with such Common Limited Partner, shall have no greater rights under this Section 8.6 than are available to such Common Limited Partner, whether or not such Lending Institution Transferees act individually or jointly with each other or such Common Limited Partner; (ii) any two or more Lending Institution Transferees to which Common Units were pledged by the same Common Limited Partner or any of such Common Limited Partner's Affiliates may act jointly in exercising the rights of a Common Limited Partner under this Section 8.6; and (iii) for purposes of determining compliance with the restrictions set forth in this Paragraph G, all Common Units of a Common Limited Partner or any of its Affiliates transferred to Lending Institution Transferees shall be considered to be owned or held by such Common Limited Partner or such Affiliate, such that the maximum number of Common Units as to which an Exchange or Put may be effected by any Lending Institution Transferee (or any two or more Lending Institution Transferees acting jointly) at any time shall be the maximum number of Common Units that such Common Limited Partner

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

would then be entitled to effect if such Common Limited Partner would then be entitled to effect if such Partnership Interests had not been pledged.

                  H. Notwithstanding the provisions of this Section 8.6 permitting the General Partner to delay a Public Offering Funding by virtue of an event described in Section 8.6.E, the giving of a Primary Offering Notice, or a delay referred to in Section 8.6.G.(6), the General Partner shall use its reasonable efforts to take all such actions, as are consistent with the purposes of such delay provisions, to effect a Public Offering Funding at the earliest time practicable. It is understood that such periods of delay shall run, to the extent practicable, concurrently, and shall not limit the right of a Common Limited Partner to deliver a Notice of Put.

                  I. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.5.D, the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

                  J. In the event of a Put, the General Partner shall have the right to assign to the Partnership, and the Partnership agrees to accept such assignment, the right or obligation to acquire Common Units subject to a Put as described in this Section 8.6.

                                  ARTICLE 9.

                   BOOKS, RECORDS, ACCOUNTING AND REPORTS

                  Section 9.1.      Records and Accounting.

                  The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 9.3 or Section 8.5.A. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

                  Section 9.2.      Fiscal Year.

                  The fiscal year of the Partnership shall be the calendar year.

                  Section 9.3.      Reports.

                  A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such later date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

                  B. As soon as practicable, but in no event later than 105 days after the close of each calendar quarter (except the last calendar quarter of each year) or such later date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with those of the General Partner, in accordance with the applicable law or regulation, or as the General Partner determines to be appropriate.

                                  ARTICLE 10.
                                 TAX MATTERS

                  Section 10.1.     Preparation of Tax Returns.

                  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited
Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

                  Section 10.2.     Tax Elections.

                  Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is the best interests of the Partners.

                  Section 10.3.     Tax Matters Partner.

                  A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

                  B.    The tax matters partner is authorized, but not required:

                 (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                  (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located ;

                 (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                 (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                 (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                 (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                  The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                  C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters

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

partner in discharging his duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  Section 10.4.     Organizational Expenses.

                  The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

                  Section 10.5.     Withholding.

                  Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                    ARTICLE 11.
                             TRANSFERS AND WITHDRAWALS

                  Section 11.1.     Transfer.

                  A. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. Except to the extent otherwise specified, the term "transfer" when used in this Article 11 does not include any redemption of Common Units by the Partnership or acquisition of Common Units from a Common Limited Partner by the General Partner pursuant to Section 8.6 or any exchange or redemption of Series A Preferred Units pursuant to Section 16.7 or Series B Preferred Units pursuant to Section 17.7. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

                  B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented to by the General Partner in its sole and absolute discretion.

                  Section 11.2. Transfer of General Partner's Partnership Interest.

                  A. Subject to Section 11.2.B., the General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise dispose of all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. Upon any transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2.A, the transferee shall become a substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any such transfer that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Bankruptcy of the General Partner, a Majority In Interest of the Limited Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

                  B. Notwithstanding any provision herein to the contrary, the General Partner may, without the Consent of the Limited Partners, effect a transfer of up to one-third (1/3) of its original General Partner Interest, to one or more transferees subject to the following restrictions and limitations:

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

                (1) The General Partner shall at all times after such transfer continue to be the sole general partner of the Partnership, vested with the powers and rights and liable for all obligations and responsible for all duties of same which powers, rights, obligations and duties may not be delegated or assigned;

                (2) The transferee shall receive only the economic interest of the General Partnership Interest as an assignee, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to Partners for approval and shall not be counted as a Limited Partner for purposes of determining the Consent of the Limited Partners or the Majority In Interest of the Limited Partners. The transferee shall be admitted as a substitute or additional General Partner only upon receipt of the Consent of the Limited Partners therefor.

                (3) Such transfer shall not be effected by merger, consolidation, liquidation, or sale of all or substantially all of the assets of the General Partner.

                  Section 11.3.     Limited Partners' Rights to Transfer.

                  A. Prior to the third (3rd) anniversary of the closing of the initial public offering of REIT Shares, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner or transferee of Partnership Units or Assignee may, at any time before or after such third anniversary, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner or to the Affiliates of the transferor or Affiliates of DGP, subject to the provisions of Section 11.6, (ii) transfer its Partnership Interest pursuant to its rights to effect an Exchange or a Put as provided in Section 8.6 hereof or transfer its Partnership Interest pursuant to its rights to effect an exchange as provided in Section
16.7 and Section 17.7 and (iii) subject to Section 11.6, pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit. After such third (3rd) anniversary, each Limited Partner, and each transferee of Partnership Units or Assignee shall also have the right to transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of Section 11.6 and to satisfaction of each of the following conditions; provided, however, that any transfer or series of transfers by DGP or Dallas P. Price each of 625,000 Partnership Units to Oaks Christian High School shall not be subject to satisfaction of the conditions contained in paragraphs (b), (c) and (d) of this Section 11.3 A:

     (a) General Partner Right of First Refusal. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, that, in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note payable to the transferring Partner at a date as soon as reasonably practicable but in no event later than 180 days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one REIT Share for the four preceding fiscal quarters of the General Partner, divided by the Value of a REIT Share as of the closing of such purchase; and, provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and any other applicable requirements of law. If it does not so elect, the transferring Partner may transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

     (b) Qualified Transferee. Any transfer of a Partnership Interest in Common Units shall be made only to a single Qualified Transferee; provided, that, for such purposes, all Qualified Transferees which are Affiliates, or which comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that, each transfer meeting the minimum transfer restriction of subsection
         (c) below may be to a separate Qualified Transferee.

     (c) Minimum Transfer Restriction. Any transferring Common Limited Partner must transfer not less than the lesser of (i) greater of 50,000 Common Units or one-third (1/3) of the number of Common Units owned by such Partner as of the Effective Date, or (ii) all of the remaining Common Units owned by such transferring Partner; provided, that, for purposes of determining compliance with the foregoing restriction, all Common Units owned by Affiliates of a Common Limited Partner shall be considered to be owned by such Common Limited Partner.

     (d) Transferee Agreement to Exchange. Any proposed transferee of Common Units shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that, subject to the ownership restrictions contained in the Charter, the transferee will, (i) within six (6) months after consummation of the Common Units transfer, Exchange its Common Units into REIT Shares in accordance with the terms of the Exchange rights provided in Section 8.6, and (ii) to the extent prohibited from effecting such an Exchange by virtue of such ownership restrictions, effect a further Exchange of Common Units once during each subsequent six-month period to the extent such ownership restrictions then permit.

     (e) No Further Transfers. The transferee of Common Units shall not be permitted to effect any further transfer of the Common Units, other than to its own Affiliates, Affiliates of DGP or to the General Partner.

                  It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter which may limit or restrict such transferee's ability to exercise its Exchange rights or the exchange rights set forth in Section 16.7 and Section 17.7. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

                  B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3 by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

                  D. No transfer by a Limited Partner of his Partnership Units (including any Exchange or Put pursuant to Section 8.6, any redemption or exchange pursuant to Sections 16.4, 16.7, 17.4 and 17.7, any other acquisition of Common Units, Series A Preferred Units or Series B Preferred Units by the General Partner or the Partnership) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it could result in the Partnership being treated as an association taxable as a corporation, or (ii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

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

                  E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; provided that, as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount, the specified amount of REIT Series A Preferred Shares or the specified amount of REIT Series B Preferred Shares, as the case may be, any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

                  F. Notwithstanding any other provisions in this Agreement to the contrary, any transferee of Common Units that is an Affiliate of the transferor shall be deemed to have the same rights and be subject to the same limitations with respect to effecting an Exchange or Put pursuant to Section 8.6 or a transfer of Common Units pursuant to Section 11.3 as if such transferee had been a Limited Partner as of the closing of the initial public offering of REIT Shares or as of the Effective Date, as applicable.

                  Section 11.4.     Substituted Limited Partners.

                  A. No Limited Partner shall have the right to substitute a transferee (including transferees pursuant to transfers permitted by Section 11.3) as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

                  B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 12.4 and such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in
Section 3.4 hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations or warranties.

                  C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

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

                  Section 11.5.     Assignees.

                  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, the rights to effect an Exchange or a Put provided in Section 8.6 and the right of redemption or exchange for REIT Series A Preferred Shares provided in Section 16.7 and the right of redemption or exchange for REIT Series B Preferred Shares provided in Section 17.7., but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited
Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 hereof are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

                  Section 11.6.     General Provisions.

                  A. No Limited Partner may withdraw from the Partnership other than (i) as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or (ii) pursuant to an Exchange or a Put of all of its Common Units under Section 8.6 or a redemption or exchange of all of such Limited Partner's Series A Preferred Units under
Section 16.4 or Section 16.7 or Series B Preferred  Units under  Section 17.4 of
Section 17.7.

                  B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Exchange or Put of all of its Partnership Units under
Section 8.6 or its rights of redemption or exchange of all of its Series A Preferred Units under Section 16.7 or its rights of redemption or exchange of all of its Series B Preferred Units under Section 17.7 shall cease to be a Limited Partner.

                  C. Transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise consents, which shall not be unreasonably withheld.

                  D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 or

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

exchanged or redeemed pursuant to Sections 8.6, 16.4, 16.7, 17.4 or 17.7 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code using the interim closing of the books method. Except as otherwise required by
Section 706(d) of the Code or as otherwise determined by the General Partner (to the extent consistent with Section 706(d) of the Code), solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month and none of such items for the calendar month in which a redemption or exchange occurs will be allocated to the redeeming or exchanging Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than an exchange or redemption, shall be made to the transferee Partner.

                  E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11 and
Section 12.4, in no event may any transfer or assignment of a Partnership Interest by any Partner (including any Exchange, Put, redemption of Series A Preferred Units or exchange of Series A Preferred Units for REIT Series A Preferred Shares, redemption of Series B Preferred Units or exchange of Series B Preferred Units for REIT Series B Preferred Shares, or any other acquisition of Common Units, Series A Preferred Units or Series B Preferred Units by the Partnership or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest, (iv) if such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of an Exchange or Put, or redemption or exchange for cash or REIT Series A Preferred Shares pursuant to Sections 16.4 and 16.7, or redemption or exchange for cash or REIT Series B Preferred Shares, pursuant to Sections 17.4 and 17.7, of all Partnership Units held by all Limited Partners); (v) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal or state income tax purposes (except as a result of the Exchange or Put, and redemption or exchange for cash or REIT Series A Preferred Shares pursuant to Sections 16.4 and 16.7, or redemption or exchange for cash or REIT Series B Preferred Shares, pursuant to Sections 17.4 and 17.7 of all Partnership Units held by all Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in
Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if such transfer requires the registration of such Partnership Interest, or requires the registration of the exchange of such Partnership Interest for any capital stock of the General Partner, pursuant to any applicable federal or state securities laws (other than pursuant to any applicable registration rights agreement); (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer is effectuated

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

through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer could cause the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code; (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4 or such transfer could otherwise adversely affect the ability of the General Partner to remain qualified as a REIT; or (xii) except with the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion, if such transfer would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

                  F. The General Partner shall monitor the transfers of interests in the Partnership (including any Exchange, Put, redemption of Series A Preferred Units or exchange of Series A Preferred Units for REIT Series A Preferred Shares, redemption of Series B Preferred Units or exchange of Series B Preferred Units for REIT Preferred Shares, or any other acquisition of Common Units, Series A Preferred Units or Series B Preferred Units by the Partnership or the General Partner) to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and (ii) whether such transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Regulations
Section 1.7704-1 or such other applicable guidance published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code including, without limitation, IRS Notice 88-75, to the extent applicable (the "Safe Harbors"). The General Partner shall have the authority, but shall not be required, to take all steps reasonably necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a "publicly traded partnership" or any recognition by the Partnership of such transfers or to insure that at least one of the Safe Harbors is met.

                                    ARTICLE 12.
                               ADMISSION OF PARTNERS

                  Section 12.1.     Admission of Successor General Partner.

A successor to all of the General Partner's General Partner Interest pursuant to
Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11 hereof.

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

                  Section 12.2.     Admission of Additional Limited Partners.

                  A. A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in
Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

                  B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion (it being understood that such consent is hereby granted with respect to all signatories of this Agreement). The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital
Contribution in respect of such Limited Partner, the documents set forth in Paragraph A of this Section 12.2 hereof and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing books method. Except as otherwise determined by the General Partner (to the extent consistent with Section 706 of the Code), solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and except as otherwise agreed to by the Additional Limited Partners and the General Partner, and all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

                  Section 12.3. Amendment of Agreement and Certificate of Limited Partnership.

                  For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

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

                  Section 12.4.     Limit on Number of Partners.

                  The Partnership shall not at any time have more than 100 Partners (including as Partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a "flow through entity"), but only if substantially all of the value of such person's interest in the flow through entity is attributable to the flow through entity's interest (direct or indirect) in the Partnership).

                                   ARTICLE 13.
                          DISSOLUTION AND LIQUIDATION

                  Section 13.1.     Dissolution.

                  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                  A. the expiration of its term as provided in Section 2.5 hereof;

                  B. an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, a Majority in Interest of the Limited Partners and at least a Majority in Interest of all the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                  C. an election to dissolve the Partnership made by the General Partner, subject to the Consent of the Limited Partners;

                  D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                  E. the sale of all or substantially all of the assets and properties of the Partnership;

                  F. a bankruptcy of the General Partner within the meaning of the Act, unless a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such bankruptcy, of a substitute General Partner; or

                  G. the Exchange, Put or other redemption or exchange for REIT Shares or REIT Series A Preferred Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement.

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

                  Section 13.2.     Winding Up.

                  A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

                 (1) First, to the payment and discharge of or provision for all of the Partnership's debts and liabilities to creditors other than the Partners;

                 (2) Second, to the payment and discharge of or provision for all of the Partnership's debts and liabilities to the General Partner;

                 (3) Third, to the payment and discharge of or provision for all of the Partnership's debts and liabilities to the other Partners; and

                 (4) The balance, if any, to the General Partner and Limited
                     Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this
                     Section 13.2.A(4)).
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

                  B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

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

                  Section 13.3. Compliance with Timing Requirements of Regulations.

                  In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                  (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General partner and Limited Partners pursuant to this Agreement; or

                  (B) withheld to provide a reasonable reserve for partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

                  Section 13.4.     Deemed Distribution and Recontribution.

                  If the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) and no Liquidating Event has occurred, and is continuing, the Partnership property shall not be liquidated, the Partnership's debts and liabilities shall not be paid or discharged (except to the extent due and payable in the ordinary course) and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed the Partnership property in-kind to a "new partnership," which shall be deemed to have taken the Partnership property subject to all debts and liabilities of the Partnership. Immediately thereafter, the Partnership shall be deemed to have been liquidated, distributing new partnership interests to the Partners, all in accordance with their respective Capital Accounts. The new partnership shall operate in accordance with this Agreement.

                  Section 13.5.     Rights of Limited Partners.

                  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner. Except as expressly set forth herein with respect to the rights, priorities and preferences of the Preferred Limited Partners holding any series of Preferred Units, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

                  Section 13.6.     Notice of Dissolution.

                  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

                  Section 13.7. Cancellation of Certificate of Limited Partnership.

                  Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

                  Section 13.8.     Reasonable Time for Winding-Up.

                  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                  Section 13.9.     Waiver of Partition.

                  Each Partner  hereby  waives any right to  partition  of the
Partnership   property.

                                ARTICLE 14.
              PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS

                  Section 14.1.  Procedures For Actions And Consents of
Partners.

                  A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Sections 7.3,
16.5 and 17.5 or otherwise pursuant to applicable law, are subject to the following procedures.

                  B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by any Limited Partners holding 25 percent or more of the Partnership Units held by Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Partners or to the Limited Partners, as appropriate. The General Partner shall seek the written consent or approval of the Partners or of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to

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transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner's recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

                  C. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Common Limited Partners holding 25 percent or more of the Partnership Interests held by Common Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote of the Percentage Interests of the Partners or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.D.

                  D. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

                  E. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

                  F. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                  ARTICLE 15.
                             GENERAL PROVISIONS

                  Section 15.1.     Addresses and Notice.

                  Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

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

                  Section 15.2.     Titles and Captions.

                  All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                  Section 15.3.     Pronouns and Plurals.

                  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  Section 15.4.     Further Action.

                  The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                  Section 15.5.     Binding Effect.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                  Section 15.6.     Creditors.

                  Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  Section 15.7.     Waiver.

                  No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition,

                  Section 15.8.     Counterparts.

                  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

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

                  Section 15.9.     Applicable Law.

                  This Agreement shall be construed in accordance with and governed by the laws (other than the law governing the choice of law) of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

                  Section 15.10.    Invalidity of Provisions.

                  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  Section 15.11.    Limitation to Preserve REIT Status.

                  To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the General Partner for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

                  (i) an amount equal to the excess, if any, of (a) 4.17% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (H) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

                  (ii) an amount equal to the excess, if any, of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections
(A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, provided, however, that such amounts shall not carry over for more than five years, and if not paid within such five year period, shall expire; provided further, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts

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

for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

                  Section 15.12.    Partition.

                  No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or to institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership Property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

                  Section 15.13.    No Third-Party Rights Created Hereby.

                  The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement.

                  Section 15.14.    Entire Agreement.

                  This Agreement (together with the Contribution Agreements as to rights and obligations in respect of the Series A Preferred Units and Series B Preferred Units) contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                                  ARTICLE 16.
                          SERIES A PREFERRED UNITS

                  Section 16.1.     Designation and Number

                  A series of Partnership Units in the Partnership designated as 8% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units") is hereby established. The number of Series A Preferred Units shall be 1,500,000.

                  Section 16.2.     Distributions

                  A. Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to
Section 5.1 hereof, holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 8% of the original Capital Contribution per Series A Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods set forth in this clause (A) and not calendar quarters) in arrears on or before February 15, May 15, August 15 and November 15 of each year,

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

commencing on May 15, 1998, and, (B) in the event of (i) an exchange of Series A Preferred Units into REIT Series A Preferred Shares, or (ii) a redemption of Series A Preferred Units, on the exchange date or redemption date, as applicable (each a "Series A Preferred Unit Distribution Payment Date"), commencing (i) in the case of Series A Preferred Units originally issued on March 4, 1998, on May 15, 1998 and (ii) in the case of all other Series A Preferred Units, on the first of such payment dates to occur following their original date of issuance. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Units will be made to the holders of record of the Series A Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Preferred Unit Distribution Payment Date (the "Series A Preferred Unit Partnership Record Date").

                  B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

                  C. Priority as to Distributions. (iii) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any Junior Units, nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units into Partnership Interests of the Partnership ranking junior to the Series A Preferred Units, (c) the redemption of Partnership Interests corresponding to REIT Series A Preferred Shares, Parity Preferred Stock with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to the Charter with respect to the General Partner's common stock and comparable charter provisions with respect to other classes or series of capital stock of the General Partner to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article IV of the Charter or such other comparable provisions, (d) the acquisition of Common Units upon exercise of Put rights pursuant

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

to Section 8.6 (i) with the proceeds of a sale of Common Units or other Junior Units by the Partnership or proceeds received from the General Partner upon a sale of REIT Shares or other Junior Stock by the General Partner or (ii) for cash in an amount, which, when taken together with the aggregate amount of all cash paid previously pursuant to this clause (ii) and the corresponding clause
(ii) of Section 17.2.C(i)(d), does not exceed $5.0 million, or (e) cash distributions from the proceeds of sales of property of the Partnership pursuant to Section 7.1.A(3).

                  (iv) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Units, all distributions authorized and declared on the Series A Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

                  (v) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or
(b) any other holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series A Preferred Units may be made, without preserving the priority of distributions described in Sections 16.2.C(i) and (ii), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and, in addition, in the case of any holder other than the General Partner only to the extent required by the Partnership Agreement.

                  D. No Further Rights. Holders of the Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  Section 16.3.     Liquidation Proceeds

                  A. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series A Preferred Units shall be made in accordance with Article 13 of the Partnership Agreement.

                  B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

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

                  C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

                  D. Consolidation, Merger or Certain Other Transactions. The consolidation or merger or other business combination of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

                  Section 16.4.     Optional Redemption

                  A. Right of Optional Redemption. The Series A Preferred Units may not be redeemed prior to March 4, 2003. On or after such date, the Partnership shall have the right to redeem the Series A Preferred Units of any Holder thereof, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of such holder of Series A Preferred Units (the "Series A Redemption Price"); provided, however, that no redemption pursuant to this Section 16.4 will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Series A Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

                  B.  Limitation  on  Redemption.  (vi) The Series A  Redemption

Price of the Series A Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                  (ii) The  Partnership  may not  redeem  fewer than all of the
outstanding   Series  A  Preferred  Units  unless  all  accumulated  and  unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

                  C. Procedures for Redemption. (i) Notice of redemption will be
(i) faxed, and (ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (a) the redemption date, (b) the Redemption Price, (c) the aggregate number of Series

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A Preferred Units to be redeemed and if fewer than all of the outstanding Series
A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units to be redeemed, (d) the place or places where such Series A Preferred Units are to be surrendered for payment of the Redemption Price, (e) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date and (f) that payment of the Redemption Price will be made upon presentation and surrender of such Series A Preferred Units.

                  (ii) If the Partnership gives a notice of redemption in respect of Series A Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the holders of the Series A Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series A Preferred Units upon surrender of the Series A Preferred Units by such holders at the place designated in the notice of redemption. If the Series A Preferred Units are evidenced by a certificate and if fewer than all Series A Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series A Preferred Units, evidencing the unredeemed Series A Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series A Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

                  Section 16.5.     Voting Rights

                  A. General. Holders of the Series A Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in Sections 7.3.D.

                  B. Certain Voting Rights. So long as any Series A Preferred Units remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series A Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such

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Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Article 16), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Partnership is the surviving entity and the Series A Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes, for the Series A Preferred Units, other interests in such entity having substantially the same terms and rights as the Series A Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (a) junior to the Series A Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interest are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  Section 16.6.     Transfer Restrictions

                  The Series A Preferred Units shall be subject to the provisions of Article 11 hereof; provided, however, that the Series A Preferred Units shall not be subject to the transfer restrictions described in Section 11.3.A hereof except for the last paragraph of Section 11.3.A (to which the Series A Preferred Units shall be subject). No transfer of the Series A Preferred Units is permitted, without the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion, if such transfer would result in more than four partners holding all outstanding Series A Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(3); provided, however, that the General Partner's consent may not be unreasonably withheld if (a) such transfer would not result in more than ten partners holding all outstanding Series A Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(3) and (b) the General Partner is relying on a provision other than Treasury Regulation Section 1.7704-1(h) to avoid classification of Operating Partnership as a "publicly traded partnership" within the

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

meaning of Code Section 7704 (a "PTP"). In addition, no transfer may be made to any person if such transfer would cause the exchange of the Series A Preferred Units for REIT Series A Preferred Shares, as provided herein, to be required to be registered under the Securities Act of 1933, as amended, or any state securities laws.

                  Section 16.7.     Exchange Rights

                  A. Right to Exchange. (viii) The Series A Preferred Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at anytime on or after March 4, 2008, at the option of 51% of the holders of all outstanding Series A Preferred Units, for authorized but previously unissued REIT Series A Preferred Shares at an exchange rate of one REIT Series A Preferred Share from the General Partner for one Series A Preferred Unit, subject to adjustment as described below (the "Exchange Price"), provided that the Series A Preferred Units will become exchangeable at any time, in whole but not in part, unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A Preferred Units for REIT Series A Preferred Shares, if (y) at any time full distributions shall not have been timely made on any Series A Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series A Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series A Preferred Units of (A) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a PTP and (B) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series A Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series A Preferred Units may be exchanged for REIT Series A Preferred Shares, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A Preferred Units prior to March 4, 2008 and after March 4, 2001 if such holders of a Series A Preferred Units shall deliver to the General Partner either (i) a private ruling letter addressed to such holder of Series A Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series A Preferred Units at such earlier time would not cause the Series A Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series A Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series A Preferred Units may be exchanged in whole but not in part if any holder is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series A Preferred Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under the Series A Articles Supplementary (as defined herein) (taking into account exceptions thereto and exemptions therefrom)) and if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year (disregarding the Price Family Ownership) after 1999 would not satisfy the income and assets tests of Section 856 of the Code

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for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series A Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code (disregarding the Price Family Ownership) for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series A Preferred Units would fail to maintain qualification as a real estate investment trust.

                  (ix)  Notwithstanding  anything to the  contrary  set forth in
Section 16.7.A(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten
(10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series A Preferred Units for cash in an amount equal to the original Capital Contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units being redeemed.

                  (x) In the event an exchange of all Series A Preferred Units pursuant to Section 16.7.A would violate the provisions on ownership limitation of the General Partner set forth in Section 7 of the Articles Supplementary to the Charter with respect to REIT Series A Preferred Shares (the "Series A Articles Supplementary"), each holder of Series A Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 16.7.B, a number of Series A Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Section 7 of the Series A Articles Supplementary, with respect to such holder, and any Series A Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption subject to any restriction thereon contained in any debt instrument or agreement of the Partnership. In the event an exchange would result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.8% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, the holder's ownership of tenants of the Partnership and its affiliates. For purposes of determining the number of Excess Units under this Section 16.7.A(iii), the "Beneficial Ownership Limit" and "Constructive Ownership Limit" set forth in the Series A Articles Supplementary shall be deemed to be 9%. To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series A Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Series A Articles Supplementary

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

sufficient to allow such holders to exchange all of their Series A Preferred Units for REIT Series A Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law. Notwithstanding any provision of this Agreement to the contrary, no Series A Limited Partner shall be entitled to effect an exchange of Series A Preferred Units for REIT Series A Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Series A Preferred Shares set forth in the Charter. To the extent any such attempted exchange for REIT Series A Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series A Limited Partner shall not acquire any rights or economic interest in the REIT Series A Preferred Shares otherwise issuable upon such exchange.

                  (xi) The redemption of Series A Preferred  Units  described in
Section 16.7.A(ii) and (iii) shall be subject to the provisions of Section 16.4.B(i) and Section 16.4.C(ii); provided, however, that the term "Redemption Price" in such Sections 16.4.B(i) and 16.4.C(ii) shall be read to mean the original Capital Contribution per Series A Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

                  B. Procedure for Exchange and/or Redemption of Series A Preferred Units. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the Partners representing at least 51% of the outstanding Series A Preferred Units (or by Contributors and any assignees of Contributors that are REITs in the case of an exchange pursuant to the last sentence of Section 16.7.A.(i) hereof) by
(a) fax and (b) by certified mail postage prepaid. The General Partner may effect any exchange of Series A Preferred Units, or exercise its option to redeem any portion of the Series A Preferred Units for cash pursuant to Section 16.7.A(ii) or redeem Excess Units pursuant to Section 16.7.A(iii), by delivering to each holder of record of Series A Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to exchange any of the Series A Preferred Units then outstanding, (1) certificates representing the Series A Preferred Shares being issued in exchange for the Series A Preferred Units of such holder being exchanged and (2) a written notice (a "Redemption Notice") stating (A) the redemption date, which may be the date of such Redemption Notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series A Preferred Units are to be surrendered and (D) that distributions on the Series A Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series A Preferred Units then outstanding in exchange for cash, a Redemption Notice. Series A Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series A Preferred Shares (with respect to Series A Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series A Preferred Units redeemed). Holders of Series A Preferred Units shall deliver any canceled certificates representing Series A Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at 2951 28th Street, Suite 3001, Santa Monica, CA 90405) within ten (10) Business Days

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

of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series A Preferred Units to be exchanged for REIT Series A Preferred Stock pursuant to this Section 16.7 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series A Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of REIT Series A Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended, or any state securities laws. Any Series A Preferred Shares issued pursuant to this Section 16.7 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter, the By-Laws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

                  The certificates representing the Series A Preferred Shares issued upon exchange of the Series A Preferred Units shall contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

                  (ii) In the event of an exchange of Series A Preferred Units for REIT Series A Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series A Preferred Units tendered for exchange shall (i) accrue on the REIT Series A Preferred Shares into which such Series A Preferred Units are exchanged, and (ii) continue to accrue on such Series A Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such REIT Series A Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series A Preferred Unit that was validly exchanged for REIT Series A Preferred Shares pursuant to this section (other than the General Partner now holding such Series A Preferred Unit), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the REIT Series A Preferred Shares for which such Series A Preferred Unit was exchanged or redeemed. Further, for purposes of the foregoing, in the event of an exchange of Series A Preferred Units for REIT Shares, if the accrued and unpaid distributions per Series A Preferred Unit is not the same for all Series A Preferred Units, the accrued and unpaid distributions per Series A Preferred Unit for all Series A Preferred Units shall be equal to the greatest amount of such accrued and unpaid distributions per Series A Preferred Unit on any such unit.

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

                  (iii) Fractional REIT Series A Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the REIT Series A Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

                  C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the REIT Series A Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Series A Preferred Shares or fraction thereof into which one Series A Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                  Section 16.8.     No Conversion Rights

                  The holders of the Series A Preferred Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership.

                  Section 16.9.     No Sinking Fund

                  No sinking fund shall be established for the retirement or redemption of the Series A Preferred Units.

                  Section 16.10.    Reports

                  In addition to the reports required pursuant to Section 9.3, so long as any Series A Preferred Units are outstanding, the General Partner shall cause to be mailed to each Series A Limited Partner:

                  A. As soon as available, but in no event later than ten Business Days following the date on which the General Partner files its annual report in respect of a fiscal year on Form 10-K, or such other applicable form ("Form 10-K"), with the Securities and Exchange Commission (the "Commission") (or, in the event that the Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-K separate from General Partner's Form 10-K, ten business days after the filing of such report by the Partnership with the Commission), a complete copy of the Partnership's financial statements for such fiscal year including a balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (except with respect to footnotes); and

                  B. As soon as available, but in no event later than ten Business Days following the date on which the General Partner files its quarterly report in respect of a fiscal quarter on Form 10-Q, or such other applicable form ("Form 10-Q"), with the Commission (or, in the event the

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

Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-Q separate from the General Partner's Form 10-Q, ten business days after the filing of such report by the Partnership with the Commission), a complete copy of the Partnership's unaudited quarterly financial statements for such fiscal quarter including a balance sheet, income statement and cash flow statement for such fiscal quarter prepared in accordance with GAAP (except with respect to footnotes).

                                  ARTICLE XVII.
                           SERIES B PREFERRED UNITS

                  Section 17.1. Designation and Number. A series of Partnership Units in the Partnership designated as 9.30% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") is hereby established. The number of Series B Preferred Units shall be 1,400,000.

                  Section 17.2.     Distributions.

                  A. Payment of Distributions. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to
Section 5.1 hereof, holders of Series B Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative preferential cash distributions at the rate per annum of 9.30% of the original Capital Contribution per Series B Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable (A) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the last day of the quarterly periods set forth in this clause (A) and not calendar quarters) in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 1999, and, (B) in the event of (i) an exchange of Series B Preferred Units into REIT Series B Preferred Shares, or
(ii) a redemption of Series B Preferred Units, on the exchange date or redemption date, as applicable (each a "Series B Preferred Unit Distribution Payment Date"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such period to ninety (90) days. If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Preferred Unit Distribution Payment Date (the "Series B Preferred Unit Partnership Record Date").

                  B. Distributions Cumulative. Distributions on the Series B Preferred Units will accrue whether or not declared, whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such

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distributions and whether or not such distributions are authorized.  Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

                  C. Priority as to Distributions. (i) So long as any Series B Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to Junior Units, nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series of outstanding Parity Preferred Units have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the exchange of Junior Units or Parity Preferred Units into Partnership Interests of the Partnership ranking junior to the Series B Preferred Units as to distributions and rights upon involuntary or voluntary liquidation, dissolution or winding up of the Partnership, (c) the redemption of Partnership Interests corresponding to REIT Series B Preferred Shares, Parity Preferred Stock or Junior Stock to be purchased by the General Partner pursuant to the Charter with respect to the General Partner's common stock and comparable charter provisions with respect to other classes or series of capital stock of the General Partner to preserve the General Partner's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article IV of the Charter or such other comparable provisions, (d) the acquisition of Common Units upon exercise of Put rights pursuant to Section 8.6 (i) with the proceeds of a sale of Common Units or other Junior Units by the Partnership or proceeds received from the General Partner upon a sale of REIT Shares or other Junior Stock by the General Partner or (ii) for cash in an amount, which, when taken together with the aggregate amount of all cash paid previously pursuant to this clause (ii) and the corresponding clause (ii) of Section 16.2.C(i)(d), does not exceed $5.0 million, or (e) cash distributions from the proceeds of sales of property of the Partnership pursuant to Section 7.1.A(3).

                        (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series B Preferred Unit and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

                       (iii) Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by either (a) the General Partner or (b) any other holder of Partnership Interest in the Partnership, in each case ranking junior to or on parity with the Series B Preferred Units may be made, without preserving the priority of distributions

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

described in Sections 17.2.C(i) and (ii), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner and, in addition, in the case of any holder other than the General Partner only to the extent required by the Partnership Agreement.

                  D. No Further Rights. Holders of the Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

                  Section 17.3.     Liquidation Proceeds.

                  A. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series B Preferred Units shall be made in accordance with Article 13 of the Partnership Agreement.

                  B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 days and not more that 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

                  C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

                  D. Consolidation, Merger or Certain Other Transactions. The consolidation or merger or other business combination of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

                  Section 17.4.     Optional Redemption.

                  A. Right of Optional Redemption. The Series B Preferred Units may not be redeemed prior to July 28, 2004. On or after such date, the Partnership shall have the right to redeem the Series B Preferred Units of any holder thereof, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of such holder of Series B Preferred Units (the "Series B Redemption Price"); provided, however, that no redemption pursuant to this Section 17.4 will be permitted if the Series B Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Series B Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

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                  B.       Limitation on Redemption.

                           (i)      The Series B Redemption Price of the Series
B Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the General Partner, which will be contributed by the General Partner to the Partnership as an additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the Charter)), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                           (ii)     The Partnership may not redeem fewer than
all of the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

                  C.       Procedures for Redemption.

                           (i)      Notice of redemption will be (i) faxed, and
(ii) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (a) the redemption date, (b) the Series B Redemption Price, (c) the aggregate number of Series B Preferred Units to be redeemed and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units to be redeemed, (d) the place or places where such Series B Preferred Units are to be surrendered for payment of the Series B Redemption Price, (e) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (f) that payment of the Series B Redemption Price will be made upon presentation and surrender of such Series B Preferred Units.

                           (ii)     If the Partnership gives a notice of
redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the holders of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Series B Redemption Price and will give irrevocable instructions and authority to pay such Series B Redemption Price to the holders of the Series B Preferred Units upon surrender of the Series B Preferred Units by such holders at the place designated in the notice of redemption. If the Series B Preferred Units are evidenced by a certificate and if fewer than all Series B Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender

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of the certificate evidencing all Series B Preferred Units, evidencing the unredeemed Series B Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Series B Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series B Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Series B Redemption Price.

                  Section 17.5.     Voting Rights.

                  A. General. Holders of the Series B Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below and in
Section 7.3.D.

                  B. Certain Voting Rights. So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking senior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such senior Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such senior Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership or (iii) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement (including, without limitation, this Article 17), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes, for the Series B Preferred Units, other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon

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liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series B Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (a) junior to the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series B Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interest are not issued to an affiliate of the Partnership, other than the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  Section 17.6.     Transfer Restrictions.

                  The  Series  B  Preferred   Units  shall  be  subject  to  the
provisions of Article 11 hereof; provided, however, that the Series B Preferred Units shall not be subject to the transfer restrictions described in Section 11.3.A hereof except for the last paragraph of Section 11.3.A (to which the Series B Preferred Units shall be subject). No transfer of the Series B Preferred Units is permitted, without the consent of the General Partner, which consent may be given or withheld in its sole and absolute discretion, if such transfer would result in more than four partners holding all outstanding Series B Preferred Units within the meaning of Treasury Regulation Section 1.7704-1(h)(1)(ii) (without regard to Treasury Regulation Section 1.7704-1(h)(3)(ii); provided, however, that the General Partner's consent may not be unreasonably withheld if (a) such transfer would not result in more than ten partners holding all outstanding Series B Preferred Units within the meaning of such Treasury Regulation Sections and (b) the General Partner is relying on a provision other than Treasury Regulation Section 1.7704-1(h) to avoid classification of Operating Partnership as PTP. In addition, no transfer may be made to any person if such transfer would cause the exchange of the Series B Preferred Units for REIT Series B Preferred Shares, as provided herein, to be required to be registered under the Securities Act, or any state securities laws.
                  Section 17.7.     Exchange Rights.

                  A.       Right to Exchange.

                           (i)      The Series B Preferred Units will be
exchangeable in whole but not in part unless expressly otherwise provided herein at anytime on or after July 28, 2009, at the option of 51% of the holders of all outstanding Series B Preferred Units, for authorized but previously unissued REIT Series B Preferred Shares at an exchange rate of one REIT Series B Preferred Share from the General Partner for one Series B Preferred Unit, subject to adjustment as described below (the "Series B Exchange Price"), provided that the Series B Preferred Units will become exchangeable at any time, in whole but not in part, unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Units for REIT Series B Preferred Shares, if (y) at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B

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

Preferred Units shall be considered timely made if made within two (2) Business Days after the Series B Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by a holder or holders of Series B Preferred Units of (A) notice from the General Partner that the General Partner or a Subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a PTP and (B) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for REIT Series B Preferred Shares, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series B Preferred Units prior to July 28, 2009 and after July 28, 2002 if such holders of a Series B Preferred Units shall deliver to the General Partner either (i) a private ruling letter addressed to such holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the General Partner based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Units may be exchanged in whole but not in part if any holder is a real estate investment trust within the meaning of Sections 856 through 859 of the Code for Series B Preferred Shares (but only if the exchange in whole may be accomplished consistently with the ownership limitations set forth under the Series B Articles Supplementary (as defined herein) (taking into account exceptions thereto and exemptions therefrom)) and if at any time, (i) the Partnership reasonably determines that the assets and income of the Partnership for a taxable year (disregarding the Price Family Ownership) after 1999 would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code or (ii) any such holder of Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code (disregarding the Price Family Ownership) for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust.

                           (ii)     Notwithstanding anything to the contrary set
forth in Section 17.7.A(i), if a Series B Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Series B Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the original Capital Contribution per Series B Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series B Preferred Units, the number of Series B Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate

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

number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.

                           (iii)    In the event an exchange of all Series B
Preferred Units pursuant to Section 17.7.A would violate the provisions on ownership limitation of the General Partner set forth in Section 7 of Article THIRD of the Articles Supplementary to the Charter with respect to REIT Series B Preferred Shares (the "Series B Articles Supplementary"), each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 17.7.B, a number of Series B Preferred Units which would comply with the provisions on the ownership limitation of the General Partner set forth in such Section 7 of Article THIRD of the Series B Articles Supplementary, with respect to such holder, and any Series B Preferred Units not so exchanged (the "Series B Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption subject to any restriction thereon contained in any debt instrument or agreement of the Partnership. In the event an exchange would result in Series B Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the General Partner relating to (i) the widely held nature of the interests in such holder, sufficient to assure the General Partner that the holder's ownership of stock of the General Partner (without regard to the limits described above) will not cause any individual to own in excess of 9.8% of the stock of the General Partner; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners (other than its direct or indirect parent corporation, partnership or limited liability company and not the holders of any interests in such parent), the holder's ownership of tenants of the Partnership and its affiliates. For purposes of determining the number of Series B Excess Units under this Section 17.7.A(iii), the "Beneficial Ownership Limit" and "Constructive Ownership Limit" set forth in the Series B Articles Supplementary shall be deemed to be 9%. To the extent the General Partner would not be able to pay the cash set forth above in exchange for the Series B Excess Units, and to the extent consistent with the Charter, the General Partner agrees that it will grant to the holders of the Series B Preferred Units exceptions to the Beneficial Ownership Limit and Constructive Ownership Limit set forth in the Series B Articles Supplementary sufficient to allow such holders to exchange all of their Series B Preferred Units for REIT Series B Preferred Stock, provided such holders furnish to the General Partner representations acceptable to the General Partner in its sole and absolute discretion which assure the General Partner that such exceptions will not jeopardize the General Partner's tax status as a REIT for purposes of federal and applicable state law. Notwithstanding any provision of this Agreement to the contrary, no Series B Limited Partner shall be entitled to effect an exchange of Series B Preferred Units for REIT Series B Preferred Shares to the extent that ownership or right to acquire such shares would cause the Partner or any other Person or, in the opinion of counsel selected by the General Partner, may cause the Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Series B Preferred Shares set forth in the Charter. To the extent any such attempted exchange for REIT Series B Preferred Shares would be in violation of the previous sentence, it shall be void ab initio and such Series B Limited Partner shall not acquire any rights or economic interest in the REIT Series B Preferred Shares otherwise issuable upon such exchange.

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

                           (iv)     The redemption of Series B Preferred Units
described in Section 17.7.A(ii) and (iii) shall be subject to the provisions of
Section 17.4.B(i) and Section 17.4.C(ii); provided, however, that the term "Series B Redemption Price" in such Sections 17.4.B(i) and 17.4.C(ii) shall be read to mean the original Capital Contribution per Series B Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

                  B. Procedure for Exchange and/or Redemption of Series B Preferred Units.

                           (i)      Any exchange shall be exercised pursuant to
a notice of exchange (the "Series B Exchange Notice") delivered to the General Partner by the Partners representing at least 51% of the outstanding Series B Preferred Units (or by Contributors and any assignees of Contributors that are REITs in the case of an exchange pursuant to the last sentence of Section 17.7.A.(i) hereof) by (a) fax and (b) by certified mail postage prepaid.
The General Partner may effect any exchange of Series B Preferred Units, or exercise its option to redeem any portion of the Series B Preferred Units for cash pursuant to Section 17.7.A(ii) or redeem Series B Excess Units pursuant to Section 17.7.A(iii), by delivering to each holder of record of Series B Preferred Units, within ten (10) Business Days following receipt of the Series B Exchange Notice, (a) if the General Partner elects to cause the Partnership to exchange any of the Series B Preferred Units then outstanding, (1) certificates representing the Series B Preferred Shares being issued in exchange for the Series B Preferred Units of such holder being exchanged and (2) a written notice (a "Series B Redemption Notice") stating (A) the redemption date, which may be the date of such Redemption Notice or any other date which is not later than sixty (60) days following the receipt of the Series B Exchange Notice, (B) the redemption price, (C) the place or places where the Series B Preferred Units are to be surrendered and (D) that distributions on the Series B Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series B Preferred Units then outstanding in exchange for cash, a Series B Redemption Notice. Series B Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Series B Preferred Shares (with respect to Series B Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series B Preferred Units redeemed). Holders of Series B Preferred Units shall deliver any canceled certificates representing Series B Preferred Units which have been exchanged or redeemed to the office of General Partner (which currently is located at 2951 28th Street, Suite 3001, Santa Monica, CA 90405) within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series B Preferred Units to be exchanged for REIT Series B Preferred Stock pursuant to this Section 17.7 shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series B Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of REIT Series B Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act or any state securities laws. Any Series B Preferred Shares issued pursuant to this
Section 17.7 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter, the By-Laws of the General Partner, the Securities Act and relevant state securities or blue sky laws.

          The certificates representing the Series B Preferred Shares issued upon exchange of the Series B Preferred Units shall contain the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT
          (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

              (ii) In the event of an exchange of Series B Preferred Units for REIT Series B Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series B Preferred Units tendered for exchange shall (i) accrue on the REIT Series B Preferred Shares into which such Series B Preferred Units are exchanged, and (ii) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such REIT Series B Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series B Preferred Unit that was validly exchanged for REIT Series B Preferred Shares pursuant to this section (other than the General Partner now holding such Series B Preferred Unit), receive a distribution out of Available Cash of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Available Cash with respect to the REIT Series B Preferred Shares for which such Series B Preferred Unit was exchanged or redeemed. Further, for purposes of the foregoing, in the event of an exchange of Series B Preferred Units for REIT Series B Preferred Shares, if the accrued and unpaid distributions per Series B Preferred Unit is not the same for all Series B Preferred Units, the accrued and unpaid distributions per Series B Preferred Unit for all Series B Preferred Units shall be equal to the greatest amount of such accrued and unpaid distributions per Series B Preferred Unit on any such unit.

              (iii) Fractional REIT Series B Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the REIT Series B Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

          C.  Adjustment of Series B Exchange Price.  In case the General
              -------------------------------------
Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the REIT Series B Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series

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B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of REIT Series B Preferred Shares or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing. In addition, so long as either a Series A Limited Partner or a Series B Limited Partner, or any of their permitted successors or assigns, hold any Series A Preferred Units or Series B Preferred Units, as the case may be, the General Partner shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units and Series B Preferred Units outstanding at the time: (a) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the REIT Series A Preferred Shares and REIT Series B Preferred Shares with respect to the payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the General Partner into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares; (b) designate or create, or increase the authorized or issued amount of, any Parity Preferred Shares or reclassify any authorized shares of the General Partner into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent that such Parity Preferred Shares are issued to an Affiliate of the General Partner; (c) amend, alter or repeal the provisions of the Charter or bylaws of the General Partner, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the REIT Series A Preferred Shares or REIT Series B Preferred Shares or the holders thereof; provided, however, that any increase in the amount of
                 --------  -------
authorized Preferred Shares or the creation or issuance of any other series or class of Preferred Shares, or any increase in the amount of authorized shares of each class or series, in each case ranking either (1) junior to the REIT Series A Preferred Shares and REIT Series B Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up, or (2) on a parity with the REIT Series A Preferred Shares and REIT Series B Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Shares are not issued to an Affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          Section 17.8.  No Conversion Rights.
                         --------------------

          The holders of the Series B Preferred Units shall not have any rights to convert such Partnership Units into any other class of Partnership Interests or any interest in the Partnership.

          Section 17.9.  No Sinking Fund.
                         ---------------

          No sinking fund shall be established for the retirement or redemption of the Series B Preferred Units.

          Section 17.10.  Reports.
                          -------

          In addition to the reports required pursuant to Section 9.3, so long as any Series B Preferred Units are outstanding, the General Partner shall cause to be mailed to each Series B Limited Partner:

          A. As soon as available, but in no event later than ten Business Days following the date on which the General Partner files its annual report in respect of a fiscal year on Form 10-K, with the Commission (or, in the event that the Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-K separate from General Partner's Form 10-K, ten Business Days after the filing of such report by the Partnership with the Commission), a complete copy of the Partnership's financial statements for such fiscal year including a balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (except with respect to footnotes); and

          B. As soon as available, but in no event later than ten Business Days following the date on which the General Partner files its quarterly report in respect of a fiscal quarter on Form 10-Q, with the Commission (or, in the event the Partnership is required under rules and regulations promulgated by the Commission to file with the Commission a Form 10-Q separate from the General Partner's Form 10-Q, ten Business Days after the filing of such report by the Partnership with the Commission), a complete copy of the Partnership's unaudited quarterly financial statements for such fiscal quarter including a balance sheet, income statement and cash flow statement for such fiscal quarter prepared in accordance with GAAP (except with respect to footnotes).

                           (signature pages follow)

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    NATIONAL GOLF PROPERTIES, INC., as
                                    General Partner



                                    By: /s/ James M. Stanich
                                       ------------------------------------
                                       Name:  James M. Stanich
                                       Title:  President

                                    BELAIR REAL ESTATE CORPORATION


                                         By:/s/ Thomas E. Faust, Jr.
                                            -------------------------------
                                            Name:  Thomas E. Faust, Jr.
                                            Title: Executive Vice President


                                    BELCREST REALTY CORPORATION



                                         By:/s/ Thomas E. Faust, Jr.
                                            -------------------------------
                                            Name:  Thomas E. Faust, Jr.
                                            Title: Executive Vice President

                                    ARGOSY REALTY CORPORATION


                                    By: /s/ Thomas E. Faust, Jr.
                                       ----------------------------
                                       Name:
                                       Title:


                                    BELMAR REALTY CORPORATION


                                    By: /s/ Thomas E. Faust, Jr.
                                       ----------------------------
                                       Name:
                                       Title:


                                    BELPORT REALTY CORPORATION


                                    By: /s/ Thomas E. Faust, Jr.
                                       ----------------------------
                                       Name:
                                       Its:


                                    BELRIEVE REALTY CORPORATION


                                    By: /s/ Thomas E. Faust, Jr.
                                       ----------------------------
                                       Name:
                                       Its:

                                      EXHIBIT A
                            PARTNERS, CONTRIBUTIONS AND
                               PARTNERSHIP INTERESTS






                                               Agreed Value of       Value of
            Name                   Cash          Contributed       Contributed
         of Partner            Contributions      Property*          Property
    -----------------       -----------------  ---------------   ---------------
                                                                  (In thousands,
                                                                  except Units)


Common Units:

General Partner
National Golf Properties,       $   176,777        $57,516            $59,367
Inc.

Common Limited Partners
David G. Price Trust                    -          $66,169            $84,994
Dallas P. Price Trust                   -           66,169             84,994
Black Lake / Penasquitos                -              602                602
Ltd.
American Golf Corporation               -              140                140
Supermarine Aviation, Ltd.              -            3,107              3,112
RSJ Golf, Inc.                          -              137                224
Myreshan, Inc.                          -            3,041              4,660
Oaks Christian High School              -           25,491             32,744
Joan P. Anawalt 1995
    Revocable Trust                     -            5,064              6,530
Joan P. Stewart Income Trust            -            1,225              2,019
Joan P. Anawalt 1993
     Annuity Income Trust               -            1,462              1,523
Richard C. and Sheri L.                 -            1,705              2,651
Price
Edward R. Sause                         -            1,132              1,998
Barbara M. Colton                       -              182                182
Richard Bermudez                        -              619                768
Ernest C. Burns                         -              509                659
Robert H. Williams                      -            1,528              1,976
                                        -          178,282            229,776
                               -------------     ----------        -----------
Total Common Units             $   176,777        $235,798           $289,143



Preferred Units:
Series A Limited Partners
Belcrest Realty Corporation     $38,000,000
Belair Real Estate              $29,194,600
Corporation
Argosy Realty Corporation       $ 1,951,350
Belport Realty Corporation      $ 1,951,350
Belmar Realty Corporation       $ 1,951,350
Belrieve Realty Corporation     $ 1,951,350
                              ----------------
                                $75,000,000

Series B Limited Partners
-----------------------------
Belcrest Realty Corporation     $20,000,000
Belair Real Estate
Corporation                     $15,000,000
                              ----------------
                                $35,000,000


                                 Interest
      Total       Partnership   (by class
  Contributions      Units      or series)
---------------- ------------ -------------
    $  234,293    12,636,545       59.12

    $   66,169     3,244,626       15.18
        66,169     3,244,627       15.18
           602        24,844        0.12

           140         6,854        0.03
         3,107       152,498        0.71
           137         6,732        0.03
         3,041       149,273        0.70
        25,491     1,250,000        5.85

         5,064       248,517        1.16
         1,225        60,146        0.28

         1,462        71,731        0.34
         1,705        83,701        0.39

         1,132        55,550        0.26
           182         8,930        0.04
           619        30,361        0.14
           509        25,001        0.12
         1,528        75,003        0.35
    $  178,282     8,738,394       40.88
    ----------    ----------      ------
    $  412,575    21,374,939      100.00%



    $38,000,000      760,000       50.67%
    $29,194,600      583,892       38.93%

    $1,951,350        39,027        2.60%
    $1,951,350        39,027        2.60%
    $1,951,350        39,027        2.60%
    $1,951,350        39,027        2.60%
  ------------    ----------    ---------
   $75,000,000     1,500,000      100.00%



    $20,000,000      800,000       57.14%
    $15,000,000      600,000       42.86%
   ------------   ----------    ---------
    $35,000,000    1,400,000      100.00%

                               *   *   *   *   *

---------------------
* Net of Debt (if any) to which the Contributed Property is subject.

                                      A-1